Exhibit 4.8

Search Services Agreement by and between Conduit Ltd. and Microsoft Online, Inc., dated
November 19, 2010, as amended on May 11, 2011.

PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

EXECUTION VERSION

SEARCH SERVICES AGREEMENT

This Search Services Agreement (this “Agreement”) is made and entered into as of November 19, 2010 (the “Effective Date”), by and between Conduit Ltd., a company formed under the laws of Israel (“Conduit”) and Microsoft Online, Inc., a Nevada corporation (“Microsoft”), a wholly-owned subsidiary of Microsoft Corporation, a Washington corporation. Conduit and Microsoft are each a “Party” and are together referred to as the “Parties.”

RECITALS

WHEREAS, Microsoft operates search services and provides certain monetization services on behalf of itself and to companies that publish and provide Web sites and other interactive applications and services;

WHEREAS, Conduit develops, publishes and distributes Web sites, applications, software and other digital properties on behalf of itself and third-party publishers on a variety of platforms throughout the world;

WHEREAS, Conduit desires to provide Microsoft with distribution services to enable Conduit and it third-party publishers to access Microsoft’s search services and search monetization services as described herein; and

WHEREAS, Microsoft desires to provide such search services and search monetization services;

NOW, THEREFORE, in consideration of the promises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1.           DEFINITIONS

1.1            “Affiliate” means, with respect to a Party, any entity that, at a given time during the Term, directly or indirectly Controls, is Controlled by or is under common Control with, such Party.

1.2           “Algorithmic Listings” means the results generated by Microsoft’s Algorithmic Search Services for a given Query.

1 .3           “Algorithmic Search Services” means Internet Search services that utilize general indices of content available on the World Wide Web including vertical search functionality such as search for images, video, news, shopping and travel.

1.4           “API WL Solution” has the meaning given in Section 2.1.3(b).

1.5           “Bing” means the proprietary search engine owned and operated by Microsoft utilized on the Bing Site and any successor thereto.

1.6           “Bing Site” means www.bing.com or the localized equivalent (e.g., bing.co.uk or bing.fr) and all subdomains and any successor sites that replace such sites and subdomains.

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EXECUTION VERSION

1.7           “Brand Features” means trade names, trademarks, service marks, logos, domain names, trade dress and other distinctive brand features, including any goodwill represented thereby.

1.8           “Business Day” means any day other than a Saturday or Sunday or any day on which the Federal Reserve Bank of New York is closed.

1.9           “Change of Control Transaction” means, with respect to a Party, (i) a sale of all or substantially all of such Party’s assets, other than to a Financial Investor, (ii) a transfer of Control of such Party to a third party that is not an Affiliate of any shareholder of such Party, other than to a Financial Investor, or (iii) a merger, consolidation, share exchange, recapitalization, restructuring or business combination involving such Party, as a result of which Control of the surviving entity is held by a third party that is not an Affiliate of any shareholder of such Party, other than by a Financial Investor.

1.10           “Commencement Date” means the earlier of (a) January 1, 2011 and (b) the date that Microsoft begins providing the Services to Conduit.

1.11           “Conduit” has the meaning given in the preamble of this Agreement.

1.12           “Conduit Brand Features” means the Brand Features of Conduit, its Affiliates and the Conduit Publishers.

1.13           “Conduit Engine” means Conduit software that powers Conduit applications, such as Conduit’s toolbar.

1.14           “Conduit Indemnified Party” means Conduit, any Affiliate of Conduit, any successor to all of Conduit’s rights and obligations under this Agreement permitted under Section 16.4, and any employee, officer, director, representative or agent of any of the foregoing in his, her or its capacity as such.

1.15           “Conduit Publisher” means a third party with whom Conduit has contracted to provide Algorithmic Search Services or Paid Search Services on or in connection with Conduit’s or such third party’s Web sites, applications, software and other digital properties.

1.16           “Confidential Information” has the meaning given in Section 6.1.

1.17           “Control” means, with respect to an entity, the beneficial ownership, directly or indirectly through or with one or more intermediaries, of equity securities or other ownership interests representing more than 50% of the voting power of such entity and the right to appoint more than 50% of the directors of such entity.

1.18           “Covered Amounts” means any damages, penalties, fines, fees, costs and expenses (including reasonable attorneys’ fees and costs) incurred directly and reasonably necessarily in connection with any Third Party Claim or agreed to by the Indemnifying Party in settlement of any Third Party Claim, but excluding internally allocated costs incurred by an Indemnified Party in providing cooperation to an Indemnifying Party or in participating in the defense of a Third Party Claim (provided that the Indemnifying Party has assumed the defense of such Third Party Claim).

1.19           “Destination Page” means the Web page that is displayed when an End User clicks on a Result.

1.20           “Disclosing Party” has the meaning given in Section 6.1.

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EXECUTION VERSION

1.21           “Effective Date” has the meaning given in the preamble of this Agreement.

1.22           “End User” means an individual, human end user who visits or uses a Property or a Source (i.e., not bots, macro programs, Internet agents, crawlers or any other automated means).

1.23           “Event” means, with respect to an End User, any of the following (a) the End User submits a Query from any Source and (b) the End User visits or otherwise interacts with the Microsoft Network.

1.24           “Excess Revenue Share Payment” has the meaning given in Section 4.1.2.

1.25           “Financial Investor” is a financial institution, a fund or a pooled investment vehicle (e.g., a private equity fund or a hedge fund), or a person or entity whose main business is making investments in other entities engaged in multiple businesses.

1.26           “Governmental Authority” means any United States or non-United States federal, national, provincial, state or local government or other political subdivision thereof, any entity, authority, agency or body exercising executive, legislative, judicial, regulatory or administrative functions of any such government or political subdivision, and any super-national organization of sovereign state exercising such functions for such sovereign states.

1.27           “Gross Revenue”                                                                       [***]

1.28           “Indemnified Party” means a Microsoft Indemnified Party or a Conduit Indemnified Party entitled to defense and indemnification under Section 10.1 or 10.2, as the case may be.

1.29           “Indemnifying Party” means Microsoft or Conduit, whichever is obligated to provide defense and indemnification under Section 10.1 or 10.2, as the case may be.

1.30           “Intellectual Property Rights” means any and all rights existing from time to time under patent law, copyright law, moral rights law, trade secret law, trademark law, whether registered or unregistered, and any and all other similar proprietary rights, as well as any and all applications, renewals, extensions, divisionals, continuations, restorations and re-instatements thereof, now or hereafter in force and effect worldwide.

1.31           “Internet Search” means search via a search engine that utilizes a general index of content located on the World Wide Web.

1.32            “Laws” means any Federal, state, provincial, county, municipal or other local laws, rules, regulations, ordinances or judicial decisions enacted or issued by a court or other Governmental Authority of any country, state, province, county, city or other municipality.

1.33           “Microsoft” has the meaning given in the preamble of this Agreement.

1.34           “Microsoft Indemnified Party” means Microsoft, any Affiliate of Microsoft, any successor to all of Microsoft’s rights and obligations under this Agreement permitted under Section 16.4, and any employee, officer, director, representative or agent of any of the foregoing in his, her or its capacity as such.

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EXECUTION VERSION

1.35           “Microsoft Network” means Microsoft O&O Properties and Microsoft Partner properties.

1.36           “Microsoft O&O Properties” means all Web sites, applications, software and other digital properties receiving or using the Services that are owned or operated by or for Microsoft or its Affiliates during the Term.

1.37           “Microsoft Partner” means a third party that has entered into an arrangement or agreement with Microsoft to receive Microsoft’s Paid Search Services and/or Algorithmic Search Services.

1.38           “Mobile Device” means (a) a mobile telephony device used for any computing, communications or other services, and (b) any other device that Microsoft and Conduit either agree in writing are Mobile Devices or both treat as mobile for purposes of rendering the user experience. Examples include, as of the Effective Date, devices such as the Samsung Focus, Apple iPhone, RIM Blackberry, Motorola Droid, the Palm Pre, and any other similar devices manufactured by other companies and, in the future, any devices that are captured by this definition.

1.39            [***]

1.40           “Non-Infringing Alternative” has the meaning given in Section 10.4.

1.41           [***]

1.42           “Other Platforms” means platforms and devices other than Personal Computers, including, but not limited to Mobile Devices and Internet Protocol Television (“IPTV”).

1.43           “Other Platform Payments” has the meaning given in Section 4.1.3.

1.44           “Other Platform Services” has the meaning given in Section 2.10.

1.45           “Page Click Through Rate” means the percentage of Results Pages for which the user clicks on any content on a Results Page.

1.46           “Paid Listing” means any advertisement for which the review, cataloguing, collection, maintenance, indexing, ranking, or display is paid, regardless of the method by which that payment is counted (whether cost for review, cost per click, cost per action, cost per impression, pay-for-placement, or otherwise).

1.47           “Paid Search Services” means services that deliver Paid Listings in response to Queries.

1.48           “Patents” means any and all existing and future patents and patent applications owned or licensable by the relevant Party, and filed or issued anywhere in the world.

1.49           “Personal Computer” means a general purpose computer, such as a desktop, laptop, tablet or netbook, that (a) is not a Mobile Device, and (b) is primarily designed to be used by a single individual or small group of individuals at one time and to perform a multiplicity of general purpose computing functions at the direction of the user through applications. Examples include, as of the Effective Date, devices such as a Dell Inspiron, the Lenovo Thinkpad, the Apple iPad and the Toshiba Mini.

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EXECUTION VERSION

1.50           [***]

1.51           “Privacy Laws” means those Laws relating to data privacy, data protection or data retention.

1.52           “Property” or “Properties” means Conduit’s and Conduit Publishers’ current and future Web sites, applications, software and other digital properties (including Bing applications).

1.53           “Query” means a single Internet Search request that is submitted by an individual End User. As used in the prior sentence, “submission” by an End User includes manual typing in a search box (followed by a click or pressing of the enter key to submit the Internet Search request) or other affirmative act by the End User that, in relevant context, manifests a bona fide intent to submit a particular Internet Search request for information (e.g., by clicking on a search link or a related terms link). The term “submission” does not include the automatic, real-time transmission by Microsoft or Conduit of suggested search terms during manual typing in a search box occurring prior to a click or prior to any other affirmative act to submit the Internet Search request.

1.54           “Receiving Party” has the meaning given in Section 6.1.

1.55           “Results” means Paid Listings and Algorithmic Listings.

1.56           “Results Page” means Web pages on which Results are displayed in response to a Query submitted through a Source.

1.57           “Self-Serve Platform” means the platform operated by Conduit through which publishers can create customized applications for distribution on a self-serve basis.

1.58           “Services” means Microsoft’s Algorithmic Search Services and Paid Search Services.

1.59           [***]

1.60           “Source” means a search entry point as specified in Exhibit B that is enabled on or as a direct result of an End User’s interaction with a Property and that allows an End User to conduct an Internet Search.

1.61           “Tax” means any federal, state, local, or foreign income, profits, capital gains, gross receipts, franchise, net worth, sales, use, value added, goods and services, property, ad valorem, intangible, unitary, transfer, stamp, documentary, payroll, employment, estimated, excise, license, withholding, social security, alternative or add-on minimum, recapture or other taxes of any kind imposed by any Governmental Authority.

1.62           “Term” has the meaning given in Section 15.1.

1.63           “Termination Override Notice” has the meaning given in Section 15.3.1.

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EXECUTION VERSION

1.64           “Territory” means worldwide, to the extent permitted by U.S. law.

1.65           “Third Party Claim” means any claim, demand, suit, action, or administrative, regulatory or other proceeding by anyone other than an Indemnified Party in connection with such matter.

1.66           “Tier” has the meaning given in Section 4.1.1.

1.67           “Transaction Tax” means any sales, use, value added, goods and services, or similar Tax.

1.68           [***]

1.69           “Withholding Taxes” has the meaning given in Section 4.5.2.

2.            SERVICES

2.1           Scope of Services.

2.1.1           Provision of Services. During the Term and in accordance with the provisions of this Agreement, Microsoft will provide the Services in response to all Queries delivered by Conduit from all Sources in the Territory. Conduit,             [***]             , shall be entitled to access the Services through all Sources in the Territory and as otherwise agreed by the Parties, other than Sources on Properties excluded under Section 2.1.3.             [***]             ,

2.1.2           Initial Migration of Existing Properties. During the portion of the Term between the Commencement Date and December 31, 2010 (if the Commencement Date is earlier than January 1, 2011), Microsoft will make the Services available to the Properties and Conduit Publishers that the Parties agree to migrate to the Services. Beginning on January 1, 2011 and continuing throughout the Term, Microsoft will make the Services available to all of the Properties and Conduit Publishers supported by Conduit as of the Commencement Date.

2.1.3           New Properties; Exclusion of Properties.

(a)           New and Changed Properties. After the Commencement Date, Conduit may add new Properties (“New Properties”), new Sources as allowed under Exhibit B, and new Conduit Publishers, including those that become Conduit Publishers via the Self-Serve Platform, without prior approval from Microsoft. Conduit will use commercially reasonable efforts to prevent the use of the Services or the enablement of Sources on or in connection with New Properties (and Properties supported by Conduit as of the Commencement Date that materially change after the Commencement Date (a “Changed Property”)) that violate (for so long as they violate) Microsoft’s standard advertising editorial guidelines as applicable in the local geographic market of the applicable Conduit Publisher (the “Guidelines,” a current copy of such guidelines, as applicable in the United States, is available at http://advertising.microsoft.com/support-center/search-advertising/editorial-guidelines) with respect to (i) adult content; (ii) gambling activity; (iii) the promotion of illegal drugs or other illegal activity; (iv) the distribution of spyware, computer viruses, SPAM or similar harmful software or code; and (v) the distribution of products or services whose primary intent is to provide software or platforms that enable file sharing of copyrighted content or that enable the bypassing of copyright protection. “Commercially reasonable efforts” as used in the preceding sentence means that Conduit (x) provides clear notice to prospective Conduit Publishers of the foregoing Guidelines; (y) posts such policies in an easily accessible location on the Conduit.com Web site (either by incorporating the relevant Guidelines into Conduit’s publisher terms and conditions or linking directly to the Guidelines); and (z) investigates and takes reasonable action in response to violations within a reasonable time following a reported violation. Microsoft will provide reasonable cooperation to Conduit at Conduit’s request in connection with any such violations.

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EXECUTION VERSION

(b)           Notice of Suspension; White-Label Solution. Microsoft may require Conduit to suspend or cease providing Services to Sources within a Property by providing at             [***]             Conduit, if (i) in Microsoft’s reasonable judgment, such Property violates Microsoft’s guidelines with respect to subsections (i)-(v) of subsection (a) above, (ii) Microsoft would not enter into a direct relationship with such Conduit Publisher to provide Services with respect to such Property and (iii) Microsoft has not accepted advertising with respect to such Property or Conduit Publisher on the Microsoft O&O Properties. Such notice will include a detailed description of the reasons for the requested action and, upon Conduit’s request, the Parties shall work together promptly and in good faith to address and attempt to resolve such issues in order to resume providing Services to the affected Property. If the Parties are unable to resolve such issues after using such good faith efforts,             [***]

Microsoft will consider such request promptly and in good faith. Such              [***]              as may be agreed by the Parties. Any                [***]               will be subject to all of the terms of this Agreement except with respect to Microsoft branding. Any API WL Solution will be subject to the terms of Microsoft’s standard API license terms as generally applied and such other terms as may be agreed by the Parties, including reasonable adjustments to the service levels and other obligations of Microsoft with respect to the implementation and technical delivery of the Services set forth in this Agreement. For clarity, the payment provisions of this Agreement will continue to apply with respect to any              [***]             .

(c)           Suspension. Conduit will promptly suspend or terminate the provision of Services to each Property as required by Microsoft under this Section 2.1.3; provided that the process described in this Section 2.1.3 shall be undertaken by both Parties with consideration to minimizing any potential interference with the business of any Conduit Publisher. For clarity, (i) the fact that a Property may violate any of subsections (i)-(v) of subsection (a) above shall not be deemed a breach of this Agreement and (ii) the submission of a Query by an End User from a Source or the contents of any Results does not mean that the Property is in violation of subsections (i)-(v) of subsection (a) above.

2.2           Implementation.

2.2.1            Hosting of Results Page. Unless otherwise agreed upon in writing by the Parties, Microsoft will host the Results Pages. The Parties will mutually agree on the mechanisms to deliver and correctly display the Conduit and Conduit Publisher content described in Sections 2.2.2(b) -2.2.2(d). For the avoidance of doubt, nothing in this Section 2.2 or otherwise will affect Conduit’s right to engage in homepage replacement (as described in 2.7.3(a)) and to host homepages in connection therewith. If such homepage replacement includes the replacement of an End User’s browser’s homepage with the Bing Site homepage, Microsoft will, subject to Conduit’s proper implementation of the             [***]

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EXECUTION VERSION

2.2.2      Display of Results.

(a)           [***]

(b)           The Results Page will include a link or other visual element (as shown in Exhibit C-l), which when clicked on, directs the user to Conduit’s applications marketplace (the “Apps Link”). The Apps Link will be implemented in substantially the location shown in Exhibit C-l unless otherwise mutually agreed by the Parties in writing.

(c)           Notwithstanding Section 2.2.2(a), Conduit may include content and links to applications on the Results Page in a “     [***]     ” as shown in Mockup 1 of Exhibit C-2 or as otherwise agreed by the Parties. The content and applications that are included in the      [***]      will be determined by Conduit in its sole discretion; provided, however that Microsoft may object in good faith to the association of content or applications with a particular Results Page on relevance grounds or subject to Microsoft’s standard advertising acceptance policies as applied generally to the display of content on the Bing Site, in which case Microsoft may elect not to display such content or applications in the          [***]          (unless Microsoft accepts advertising in connection with such content or applications, in which event, Microsoft will display such content in the         [***]         ). The          [***]          will be located on the Results Page so as to optimize user experience(e.g.,                             [***]                                                                                            ), as mutually agreed upon by the Parties. The Parties will work together to implement the Conduit Layer beginning March 1, 2011 in accordance with Mockup 1 of Exhibit C-2. If the Parties cannot agree on how to implement the Conduit Layer in accordance with Mockup 1 of Exhibit C-2 or if Microsoft is not able to implement the          [***]          by March 1, 2011, then, beginning on              [***]              , the Conduit Layer will be implemented on the                                                         [***]                                                              [***]                                    , if any, as shown in Mockup 2 of Exhibit C-2.

(d)           The Parties will use reasonable efforts to implement buttons or links to appear on the Results Page (e.g., next to relevant Results) from which users can download or be directed to applications and other Conduit or Conduit Publisher content, an example of which is shown in Exhibit C-3. The Parties will work together to develop the appropriate mechanism for implementing such buttons or links and shall test such implementation according to a mutually-agreed test plan on a Source-by-Source basis for the purposes of measuring the impact of such links on the overall          [***]          . If the test demonstrates a positive or neutral impact on overall           [***]           with respect to a Source, then Microsoft will implement such buttons or links for all Results Pages from that Source. If the test demonstrates a negative impact on overall                [***]                with respect to a Source, then the Parties will work together to implement changes designed to remedy such negative impact and will conduct one or more retests. If, after using commercially reasonable efforts, the Parties agree that the negative impact cannot reasonably be corrected, then Microsoft will not have an obligation to implement such buttons or links on Results Pages in connection with such Source. Nothing in this paragraph shall affect Microsoft’s right to control the order and location of Results on Results Pages.

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EXECUTION VERSION

(e)   For clarity, Conduit may instruct Microsoft not to display any or all of the content described in Sections 2.2.2(b) - 2.2.2(d) with respect to one or more Conduit Publishers.                                                          [***]

(f)           Commencing          [***]          , when desired by Conduit, Microsoft will display the content described in Sections 2.2.2(b) - 2.2.2(d) in connection with any search conducted from any Microsoft search entry point (e.g., from the Bing Site) by an End User with an installed active          [***]              .

2.3      General.

2.3.1           Improvements and Successive or Substitute Services. For avoidance of doubt, the Services provided by Microsoft under this Agreement will include each such service as it exists as of the Effective Date, all improvements thereto and any successor or substitute                           [***]                    or              [***]             that is used on the Bing Site.

2.3.2           Parity.                                                                            [***]

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2.3.3           Microsoft Reward Programs. Microsoft will use good faith efforts to enable End Users to obtain          [***]          and the benefit of other similar Microsoft programs (to the extent Microsoft makes them available other than on a test basis) from Internet Searches conducted through the Sources, subject to the generally applicable terms, technical requirements and technical feasibility of such programs.

2.4       Non-Discrimination.                                                               [***]

2.5       Branding. At Conduit’s option and on a Source-by-Source basis, the footer of the Results Page may be co-branded with Conduit’s and/or a Conduit Publisher’s logo, examples of which are shown in Exhibit C-4. Such logos may be clickable live links to Conduit or Conduit Publisher sites. Conduit shall use reasonable efforts to ensure that the Conduit Brand Features that are displayed in the footer and the footer itself conform to the technical requirements set forth on Exhibit I, as such requirements may be modified by the mutual agreement of the Parties. For the avoidance of doubt, except as expressly provided in this Agreement,                                                                      [***]                                                                         except with respect to the Results and other content provided by Microsoft. After January 1, 2011, the Parties will explore in good faith co-branding the Results Page header with Conduit’s and/or a Conduit Publisher’s logo as shown in Exhibit C-5 or as otherwise agreed by the Parties.

2.6       Reporting. The Parties will work together in good faith to implement an appropriate reporting solution that provides reporting metrics, functionality and performance at a level that meets the needs of Conduit and all Conduit Publishers.                                                    [***]                                                          Microsoft will provide Conduit with the ability to generate up to            [***]            , or such higher number as the Parties may agree, so that                                        [***]                                                                     Microsoft will report on              [***]             at least the following information in                                                  [***]                                                       Microsoft will report on a monthly basis at least the following information by                                                      [***]                                                            Notwithstanding the foregoing, for the months of December 2010, Microsoft shall provide              [***]              following information                                                            [***]

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2.7             Prohibited Actions.

  2.7.1      Restrictions. Unless otherwise agreed to by Microsoft, Conduit shall not, and shall not authorize, allow or permit any third-party to:

(a)           edit, modify, truncate, filter or change the order of the information contained in any Results (either individually or collectively);

(b)           frame any Destination Page;

(c)           redirect an End User away from the Destination Page, provide a version of the Destination Page different from the page an End User would access by going directly to the Destination Page, intersperse any content between a Result and the corresponding Destination Page;

(d)           display any Results in pop-up, pop-under, exit windows, expanding buttons, or animation;

(e)           except to the extent expressly permitted herein, transfer, sell, lease, syndicate, sub-syndicate, lend, or use for co-branding, timesharing, service bureau or other unauthorized purposes any Services or access thereto (including, but not limited to the Results, or any part, copy or derivative thereof);

(f)           directly or indirectly generate Queries, or impressions of or clicks on Results, through any incented, automated, deceptive, fraudulent or other invalid means for the purpose of artificially increasing the number of Unique Searchers or Gross Revenue (including, but not limited to, (A) click spam, robots, macro programs, Internet agents; (B) blind links (where End Users do not know that they will be performing a Query or clicking on a Result; (C) requiring an End User to click to receive some other benefit, obtain some other result or perform another function (such as leaving a Web page or closing a window); (D) pre-populating a Source, except that spell check, auto completion, and suggested query functionalities will not be considered a violation of this subsection; or (E) Conduit, its employees, contractors or agents submitting Queries except in the course of normal individual use);

(g)           encourage or require End Users or any other persons, either with or without their knowledge, by offering incentives or payments to enter Queries or click on Results using methods that are manipulative, deceptive, malicious or fraudulent for the purpose of artificially increasing the number of Unique Searchers or Gross Revenue (provided that neither this subsection (g) nor subsection (f) above shall be deemed to prohibit valid means of incentivizing searches such as through toolbars that provide benefits to End Users, such as toolbars that give a portion of revenue to the charity of an End User’s choice);

(h)           provide End Users with the ability to submit Queries or access any Results through any client software application that is known to be harmful or malicious or that is installed without an End User’s consent (such as malware, spyware, and “drive-by” downloads) or that otherwise fails to comply with applicable Laws relating to client software applications that include dynamically served third party advertisements;

(i)           install any program on an End User’s computer or replace an End User’s home page, without the End User’s prior consent;

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(j)           modify, adapt, translate, prepare derivative works from or decompile, reverse engineer, disassemble or otherwise attempt to derive source code from (except to the extent permitted under this Agreement or allowed by Law) the technology used to provide the Services (excluding any technology provided by Conduit); or

(k)           remove, deface, obscure, or alter Microsoft’s copyright notice, trademarks or other proprietary rights notices affixed to or provided or displayed as part of any Services, or any other Microsoft technology, software, materials and/or documentation.

  2.7.2      Exceptions. The restrictions in Section 2.7.1 will not apply to prohibit any action or practice with respect to the Services that is engaged in by Microsoft or a Microsoft Partner.

  2.7.3      User Consent.

(a)           Conduit will provide a user notice and obtain user consent,[***]                                                         , in compliance with applicable Laws and acceptable industry practices, before changing any user settings with respect to any of the Sources. For purposes of the foregoing sentence, certification by TRUSTe or a comparable entity (“Certification”) shall constitute compliance with acceptable industry practices. If Conduit no longer maintains Certification and Microsoft believes that a given Conduit practice violates acceptable industry practices, then Microsoft may raise the issue to Conduit and the Parties work together in good faith to resolve the issue. For the avoidance of doubt, to the best of Microsoft’s knowledge (including the mock-ups and policies disclosed by Conduit prior to the Effective Date), Microsoft acknowledges and agrees that Conduit’s notice and consent practices in effect as of the Effective Date comply with acceptable industry practices and are acceptable means of providing such user notices and obtaining such user consent as of the Effective Date. In addition, Microsoft acknowledges and agrees that Conduit may, on either [***] basis,                                                                                                      [***]                                                                                         that may include [***]                                                       which may be the                                 [***]                            (in which event, [***]

(b)           Microsoft will provide a user notice and obtain user consent, either on                       [***]                      , in compliance with applicable Laws and acceptable industry practices, before changing any user settings of End Users. For purposes of the foregoing sentence, Certification shall constitute compliance with acceptable industry practices. If Microsoft does not maintain Certification and Conduit believes that a given Microsoft practice violates acceptable industry practices, then Conduit may raise the issue to Microsoft and the Parties work together in good faith to resolve to resolve the issue. Microsoft may or may not implement functionality on Results Pages that enables End Users to change their default search provider settings for the Sources. If Microsoft enables such functionality, Microsoft will continue to recognize such End Users as                                                                [***]

(c)           Click-Fraud Cooperation. If Microsoft detects or reasonably suspects fraudulent clicks or Queries, Conduit will cooperate with Microsoft to detect and prevent such fraudulent clicks or Queries in a manner that is consistent with the Parties’ privacy policies and all applicable Laws.

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2.8             Traffic Assignment. Each Party will take all reasonable actions and provide all reasonable assistance to the other Party (including the execution, acknowledgment, delivery and assistance in preparation of documents) as may be requested by the other Party to ensure that (a) Microsoft obtains                       [***]                         and (b) Conduit receives                            [***]                           Such reasonable actions may include, by way of example and without limitation, (x) Microsoft hosting the                           [***]              ; (y)                                             [***]                                                           and (z)                                         [***]

2.9             Service Levels. [***]

2.10           Other Platforms. Conduit shall have the right to implement all then-available versions of the Services designed for Other Platforms (“Other Platform Services”). If Microsoft does not have a version of the Services designed for an Other Platform with respect to which Conduit desires to receive Services, but a then-available version of a Service may be readily adapted to such Other Platform (e.g., by making reasonable format changes to Results from such available Services), then the Parties will work together to make such adaptations and Conduit may implement the Services on such Other Platform. If then-available Services may not be readily adapted to such Other Platform, the Parties will study the feasibility, effort and timing of providing Services for such Other Platform for a period of 60 days from Conduit’s request to receive such Services. If the Parties do not mutually agree to include the Services for such Other Platform, Microsoft will have no further obligation with respect to such requested Other Platform Services. If the Parties agree to include the Services for such Other Platform, Microsoft will work with Conduit to provide the requested Other Platform Services in the agreed manner and timeframe, and, when made available, Conduit will use the Other Platform Services consistent with the terms and conditions of this Agreement as such terms and conditions may need to be modified in light of the nature of the particular platform or differing business models; provided that (a) the Parties will act reasonably and work together in good faith to agree on any such modifications (for example, the provision of the            [***]              may not apply to implementations on Other Platforms) and (b) any such modifications will be consistent with the spirit and intent of this Agreement and preserve the Parties’ relative shares of the ongoing economic benefits of this Agreement. Unless the Parties otherwise agree in writing, this Section shall not be construed to require Microsoft to provide Conduit with any software code (for example, apps) other than software (such as APIs or other code to enable the Services) that Microsoft makes generally available to other Microsoft Partners in connection with the Services.

3.                        [***]

3.1             Search Services Exclusivity. Except as otherwise provided for in this Agreement, commencing on                        [***]               and continuing throughout the Term, Microsoft will be                                [***]                           and                                 [***]                   . Conduit will not do anything to circumvent      [***]                                                                   . For clarity, the foregoing                                          [***]                                                         . In addition,            [***]            in this Section 3.1 does not apply to:                             [***]

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4.             COMPENSATION AND PAYMENT

4.1             Payments
[***]

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4.2           Method and Timing of Payment.

4.2.1          Monthly Reports. Microsoft will provide Conduit in a timely manner (no later than [***] following the end of each calendar month) with a monthly report containing such information as is reasonably necessary for Conduit to prepare invoices for amounts payable to Conduit pursuant to Section 4.1, including at a minimum, [***]                                                                                       [***]                                                                                                     information described in Exhibit I for activity in the immediately preceding month and reasonable detail regarding any allowed adjustments made to revenues received from the Services to arrive at [***]                                                  All information contained in Microsoft’s reports under this Section 4.2.1 shall be deemed Confidential Information (as defined in the NDA) of each Party and will be used and disclosed by the Parties only as expressly provided in this Agreement.

4.2.2          Invoices and Payments. [***]                                                                                                                                                          Microsoft will make all payments to Conduit in U.S. Dollars by wire transfer in accordance with the instructions set forth in Exhibit H or otherwise as instructed by Conduit in writing. All currency conversions made under this Agreement will be made using the applicable average daily exchange rate for the applicable period as published by OANDA or such other internationally recognized source as may be agreed by the Parties in writing.

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4.3             Disputed Amounts. Delivery or payment of an invoice without asserting a dispute is not a waiver of any claim or right by either Party to dispute such amount.

4.4             Late Payments. Late payments shall incur interest at the lesser of the one year London Interbank Offered Rate (LIBOR) plus one percent per annum and the highest interest rate permitted by Law.

4.5             Taxes.

  4.5.1      Payment. All payments under this Agreement are exclusive of Taxes imposed by any Governmental Authority and the Parties shall not be liable for any of the Taxes of the other party that the other Party is legally obligated to pay and which are incurred or arise in connection with or related to the payments made under this Agreement, and all such Taxes shall be the financial responsibility of the Party who is obligated by operation of law to pay such tax. More specifically, Microsoft shall be responsible for the payment of all Taxes arising in connection with the Services, including all Transaction Taxes and Withholding Taxes. Additionally, Microsoft shall pay to Conduit any Transaction Taxes that are required to be collected from Microsoft by Conduit under applicable law. Conduit shall be responsible for the payment of all Taxes arising in connection with any payment received from Microsoft pursuant to this Agreement as well as any Taxes on any payments made by Conduit to any Conduit Publisher.

  4.5.2      Withholding Taxes. If taxes are required by Law to be withheld on any amounts to be paid by Microsoft to Conduit (“Withholding Taxes”), Microsoft will deduct them from the amount otherwise owed and pay them to the appropriate taxing authority. Microsoft shall secure and deliver to Conduit an official receipt for any Withholding Taxes withheld. Microsoft shall use reasonable efforts to minimize Withholding Taxes to the extent permissible under applicable Law.

  4.5.3      Cooperation on Tax Matters. Microsoft and Conduit will reasonably cooperate with each other to mitigate, reduce or eliminate any Withholding Taxes arising in connection with this Agreement, including by using commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other person as may be necessary to mitigate, reduce or eliminate any such Taxes. If Microsoft intends to withhold any Withholding Taxes, Microsoft will provide prior written notice to Conduit describing the rationale for such determination. Such notice shall be provided to Conduit promptly following Microsoft’s determination to withhold and sufficiently in advance of any actual withholding (no less than 14 days) to provide Conduit a reasonable time to contest such determination. Conduit shall have the right, upon notice to Microsoft, to direct payment under this Agreement to one or more Conduit Affiliates in order to minimize any Taxes, including Withholding Taxes.

4.6             Audit. During the Term and for a period of [***]

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4.7           Expenses. Except for the payments specified in this Section 4 and unless otherwise agreed by the Parties in writing, each Party shall be responsible for its own costs and expenses in connection with the delivery and receipt of Services under this Agreement and neither Party shall be responsible for any other charges or fees in connection therewith.

5.            LICENSES; INTELLECTUAL PROPERTY

5.1           Ownership.

5.1.1           Microsoft Rights. Microsoft grants to Conduit and the [***]                     limited, nonexclusive and [***]                     license during the Term, under all of its Intellectual Property Rights, to access, use and display the Services in the Territory solely to the extent permitted hereunder. The foregoing license is intended to permit Conduit to implement any code necessary to enable the Sources or Results Pages (e.g.,[***]                                                                                                                     ). Except to the limited extent expressly provided in this Agreement, Microsoft does not grant, and Conduit and the Conduit Publishers shall not acquire, any right, title or interest (including, without limitation, any implied license) in or to any Microsoft Intellectual Property Rights; and all rights not expressly granted herein are reserved to Microsoft. Except as expressly set forth in Section 5.2.2 of this Agreement, Microsoft reserves all right, title and interest in and to all of Microsoft’s Intellectual Property Rights.

5.1.2           Conduit Rights. Except as expressly set forth in Sections 5.2.3 and 5.3 of this Agreement, Conduit, the       [***]      , and each of their respective licensors and other applicable third-party providers reserve all of their Intellectual Property Rights in and to the Properties and the content therein. Microsoft shall not acquire, any right, title or interest (including, without limitation, any implied license) in or to any Conduit Intellectual Property Rights. Conduit reserves all right, title and interest in and to all of Conduit’s Intellectual Property Rights.

5.2           Brand Features.

5.2.1           Brand Features. Each Party shall own all right, title and interest, including without limitation all Intellectual Property Rights, in and to its own Brand Features. Except to the limited extent expressly provided in this Agreement, neither Party grants, and the other Party shall not acquire, any right, title or interest (including, without limitation, any implied license) in or to any Brand Features of the first Party; and all rights not expressly granted herein are deemed withheld. All use by Conduit of Microsoft Brand Features under this Agreement (including any goodwill associated therewith) shall inure to the benefit of Microsoft. All use by Microsoft of Conduit Brand Features under this Agreement (including any goodwill associated therewith) shall inure to the benefit of their respective owners.

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5.2.2           License to Microsoft Brand Features. Subject to the terms and conditions of this Agreement, Microsoft grants to Conduit a limited, nonexclusive and non-sublicensable (except as provided herein) license during the Term to display those Microsoft Brand Features expressly authorized by Microsoft, which will include the “Microsoft” and “bing” word marks and logos, examples of which are set forth in Exhibit E, and such other Brand Features as Microsoft may authorize during the Term, solely to promote the availability of the Services on all Properties (e.g., using “powered by Microsoft” on Conduit’s Web site or toolbar) and Sources (e.g., including the bing logo in a search box), other than Sources on Properties excluded under Section 2.1.3. In its use of any Microsoft Brand Feature, Conduit agrees to adhere to Microsoft’s standard, generally applicable brand treatment guidelines for use of Microsoft’s Brand Features as such guidelines may be updated in writing by Microsoft from time to time (in which event, Conduit shall have a reasonable time to comply with such updated guidelines following notice thereof). The current version of such guidelines as of the Effective Date are attached hereto as Exhibit F.

5.2.3           License to Conduit Brand Features. Subject to the terms and conditions of this Agreement, Conduit grants to Microsoft a limited, nonexclusive and non-sublicensable license during the Term to display those Conduit Brand Features expressly authorized by Conduit on the Results Pages and in connection with the promotion of the availability of the Services. In its use of any Conduit Brand Feature, Microsoft agrees to adhere to Conduit’s brand treatment guidelines for use of Conduit’s Brand Features, as such guidelines may be provided by Conduit to Microsoft from time to time.

5.3           License to     [***]     Conduit grants to Microsoft a limited, nonexclusive and non-sublicensable license in the Territory to display the content and applications included by Conduit in the Conduit Layer to End Users during the Term.

5.4           No Implied Licenses. Nothing in this Agreement or the performance thereof, or that might otherwise be implied by Law, will operate to grant a Party any right, title or interest, implied or otherwise, in or to the Intellectual Property Rights of the other Party hereto, other than the rights and licenses expressly granted in this Agreement. Nothing in this Agreement will operate to prohibit either Party from licensing its Intellectual Property Rights or technology to any third party. Each Party expressly reserves all Intellectual Property Rights not expressly granted hereunder.

5.5           No Joint Ownership. Neither Party acquires nor will acquire any right to joint ownership of any Intellectual Property Rights by virtue of this Agreement.

6.            CONFIDENTIALITY

6.1           Confidentiality. Each Party (together with each Affiliate receiving Confidential Information, a “Receiving Party”) understands that the other Party (together with each Affiliate disclosing Confidential Information, a “Disclosing Party”) may disclose to the Receiving Party, or the Receiving Party may otherwise acquire or have access to in the course of its performance under this Agreement, information and materials of a confidential nature including, without limitation, product information, data, pricing, business plans and strategies, employee lists, sales prospect lists, advertiser and partner information, contractual agreements, financial information, End User information, software, specifications, research and development and proprietary algorithms or other information and materials that are (a) clearly and conspicuously marked as “confidential” or with a similar designation; (b) identified by the Disclosing Party as confidential and/or proprietary before, during, or promptly after presentation or communication; or (c) disclosed to (or otherwise acquired by) Receiving Party in a manner in which the Disclosing Party reasonably communicated, or the Receiving Party should reasonably have understood under the circumstances or from the nature of the information or data disclosed, that the information or materials should be treated as confidential, whether or not the specific designation “confidential” or any similar designation is used (“Confidential Information”).

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6.2           Disclosure and Use. Except as provided in Section 6.3 or with the prior written consent of the Disclosing Party, the Receiving Party will not (a) disclose any Confidential Information of the Disclosing Party other than on a need-to-know basis to its and its Affiliates’ officers, directors, employees, consultants, contractors, attorneys, accountants, investors, lenders, financial advisors, and potential acquirers (collectively, “Individual Recipients”), who have signed a non-disclosure agreement or are otherwise subject to confidentiality obligations that that are no less stringent with respect to the Disclosing Party’s Confidential Information than the terms set forth in this Section 6.2; (b) use Confidential Information, except as permitted under this Agreement or for fulfilling the obligations or exercising the rights of the Receiving Party under this Agreement; (c) make internal business copies or allow others to make copies of such Confidential Information, except as permitted under this Agreement or for fulfilling the obligations or exercising the rights of the Receiving Party under this Agreement; or (d) remove or export any such Confidential Information from the country of the Receiving Party in violation of Laws. Nothing in this Section 6.2 or the rest of the Agreement shall prevent a Party from using Confidential Information as is necessary to support or defend a Dispute within the meaning of Section 11 (Dispute Resolution; Arbitration). The Receiving Party shall treat the Confidential Information of the Disclosing Party, and will cause its Individual Recipients to treat such Confidential Information in accordance with this Section 6 and with at least the same degree of care and protection as it would use with respect to its own Confidential Information of a similar nature, but in no event less than a reasonable standard of care. The foregoing obligations shall survive for a period of three years following the termination or expiration of this Agreement.

6.3           Exceptions; Required Disclosures. Except as provided in Section 12, nothing in this Section 6 prohibits or limits either Party’s use or disclosure of information (a) previously known to it without obligation of confidence, (b) independently developed by or for it without use of or access to the other Party’s Confidential Information, (c) acquired by it from a third-party which is not under an obligation of confidence to the other Party or its Affiliates with respect to such information, or (d) which is or becomes publicly known and generally available to the public through no breach of this Agreement. A Receiving Party may make a disclosure of Confidential Information (i) if required either by Law or legal process (as a result of legal compulsion or in order to advance a defense to a claim), (ii) in response to a request by a governmental or regulatory agency, including but not limited to, a national stock market or exchange, or the Securities and Exchange Commission or other regulatory agency, or (iii) in connection with a proceeding before a court, adversary proceeding, administrative proceeding, governmental or regulatory proceeding, including but not limited to, the rules and regulations of a national stock market or exchange, or the Securities and Exchange Commission or other regulatory agency (e.g., in the event of an initial public offering involving Conduit) if, in each case, the Receiving Party only discloses that portion of the Confidential Information reasonably required to be disclosed (on advice of Receiving Party’s counsel); and unless prohibited by Law, the Receiving Party provides reasonable written notice to the Disclosing Party in advance of the disclosure so that the Disclosing Party may (x) seek confidential treatment for the Confidential Information, a protective order or other appropriate remedy, relief or reliable assurances that confidential treatment will be afforded the information so disclosed (in which event, the Receiving Party will cooperate with the Disclosing Party to obtain such confidential treatment, orders or other remedy, relief or assurances); or (y) consent in writing to having the Confidential Information so produced or so disclosed (which consent will extend solely to the disclosure and production in question). Disclosure under this Section 6, including any authorized disclosure by the Disclosing Party, does not relieve the Receiving Party of its obligations of confidentiality generally under this Agreement. In no event will the Receiving Party or its Individual Recipients oppose an action by the Disclosing Party to obtain a protective order or other relief requiring that Confidential Information to be disclosed shall be treated confidentially in connection with a third- party claim, action or proceeding. If the Receiving Party or its Individual Recipients, as the case may be, has complied fully with the provisions of this Section 6.3, such disclosure may be made by the Receiving Party or its Individual Recipients, as the case may be, without any liability to the Disclosing Party hereunder.

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6.4           Confidentiality of Agreement. Each Party agrees that the terms and conditions of this Agreement shall be deemed Confidential Information of the other Party and will be disclosed only as set forth in this Section 6 or as otherwise provided in Section 14 (Public Relations and Communications).

6.5           Feedback. Any Feedback is given entirely voluntarily, and the recipient of Feedback is free to use, disclose, reproduce, license or otherwise distribute, and exploit Feedback provided to it as it sees fit, without obligation or restriction of any kind to the other Party. As used in this Agreement, “Feedback” means a Party’s suggestions, comments, or other input specifically about the products and services of the Party receiving the feedback.

7.            REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1           Mutual. Each of the Parties hereto represents, warrants and covenants to the other as of the Effective Date that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) it has the corporate power and authority to enter into this Agreement and the transactions contemplated hereby, the execution, delivery and performance of this Agreement and the transactions contemplated hereby, have been duly authorized by all necessary corporate action by such Party; and (c) the execution, delivery and performance of this Agreement by such Party or its Affiliates does not (i) violate any provision of its articles of incorporation, bylaws or other organizational documents or (ii) induce, cause, constitute or result in any violation, breach or impairment of, any default under or any conflict or interference with any agreement, contract, license, promise, commitment, arrangement, option or undertaking, whether written or oral, of a Party or any of its Affiliates. Each of the Parties hereto further covenants to the other that in providing and implementing the Services or performing its obligations hereunder, it will comply with all applicable Laws, including, but not limited to all applicable Privacy Laws and the Laws of the United States regulating the export of software, technology, services, information and hardware covered under this Agreement.

7.2           By Microsoft. Microsoft represents and warrants that (a) it is a wholly-owned subsidiary of Microsoft Corporation and (b) that it has sufficient assets and financial resources to perform its obligations under this Agreement, including providing the Services in the Territory and payment obligations, during the Term.

8.            DISCLAIMER

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES IN THIS AGREEMENT AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, NO PARTY HERETO MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR NONINFRINGEMENT OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

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9.             LIMITATION OF LIABILITY

9.1           NO CONSEQUENTIAL DAMAGES. SUBJECT TO SECTION 9.3 (EXCEPTIONS FROM EXCLUSIONS AND LIMITATIONS), TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING FOR THE INDIRECT LOSS OF PROFIT OR REVENUE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY BROUGHT (INCLUDING UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.2           LIABILITY CAP. SUBJECT TO SECTION 9.3 (EXCEPTIONS FROM EXCLUSIONS AND LIMITATIONS), IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (WHEN AGGREGATED WITH SUCH PARTY’S LIABILITY FOR ALL OTHER CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BUT EXCLUDING AMOUNTS PAID IN CONNECTION WITH ITEMS SPECIFIED IN SECTION 9.3 (EXCEPTIONS FROM EXCLUSIONS AND LIMITATIONS)) EXCEED THE GREATER OF (A)                     [***]                      MONTH PERIOD IMMEDIATELY PRIOR TO THE INCIDENT FIRST GIVING RISE TO THE LIABILITY.

9.3           Exceptions from Exclusions and Limitations. Nothing in this Agreement shall exclude or limit either Party’s liability for: (a) breaches of Section 6 (Confidentiality); (b) amounts owed under  Section 4 (Compensation and Payment) ;          [***]            (e) breach of the exclusivity provisions set forth in Section 3.1; or (f) gross negligence, intentional misconduct or abandonment of this Agreement.

9.4           Allocation of Risk. The Parties agree that (a) the mutual agreements made in this Section 9 (Limitation of Liability) reflect a reasonable allocation of risk, and (b) that each Party would not enter into the Agreement without these exclusions and limitations on liability and the exceptions set forth above.

10.           INDEMNIFICATION

10.1        Microsoft Indemnity of Conduit. Microsoft will defend at Microsoft’s cost (with legal counsel selected by Microsoft and approved by Conduit, which approval will not be unreasonably withheld) the Conduit Indemnified Parties from and against any Third Party Claim and indemnify the Conduit Indemnified Parties from any Covered Amounts resulting from such Third Party Claim, to the extent that the Third Party Claim is based upon:

10.1.1           an allegation that any Service, Other Platform Service or any portion or element of any of the foregoing or the underlying technology or business methods used by Microsoft in providing any of the foregoing (a) infringes, misappropriates or otherwise violates any third-party Intellectual Property Rights or violates any Law; (b) breaches any third-party rights of publicity or privacy, or (c) is false, deceptive, misleading, defamatory or libelous;

10.1.2           an allegation that any Result provided by Microsoft in the performance of Services or Other Platform Services under this Agreement (a) infringes, misappropriates or otherwise violates any third-party Intellectual Property Rights or violates any Law, (b) breaches any third-party rights of publicity or privacy, or (c) is false, deceptive, misleading, defamatory or libelous;

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10.1.3           any breach (or any allegation that, if true, would constitute a breach) by Microsoft of any of its representations, warranties or covenants under Section 7;

10.1.4           any breach (or any allegation that, if true, would constitute a breach) by Microsoft of any agreement between Microsoft and any third-party, including any advertiser or any third- party publisher in the Microsoft Network, except to the extent such breach was caused by a breach of this Agreement by Conduit or any of its Affiliates or Conduit Publishers; or

10.1.5            any allegation that a Microsoft Brand Feature infringes any third-party trademark, service mark, domain name or trade dress rights or any copyrights.

10.2         Conduit Indemnity of Microsoft. Conduit will defend at Conduit’s cost (with legal counsel selected by Conduit and approved by Microsoft, which approval will not be unreasonably withheld) the Microsoft Indemnified Parties from and against any Third Party Claim and indemnify each of the Microsoft Indemnified Parties from any Covered Amounts resulting from such Third Party Claim, to the extent that the Third Party Claim is based upon:

10.2.1           an allegation that the Conduit Engine, Conduit’s applications marketplace,         [***]            (including any content, links or other materials therein) or any content (other than Results or other content provided by or for Microsoft) displayed on Web pages within the Properties on which Results are also displayed (a) infringes, misappropriates or otherwise violates any third-party Intellectual Property Rights or violates any Law, (b) breaches any third-party rights of publicity or privacy, or (c) is false, deceptive, misleading, defamatory or libelous;

10.2.2           [***]

10.2.3           any breach (or any allegation which, if true, would constitute a breach) by Conduit of any agreement between Conduit and any third party, including any advertiser, End User or any Conduit Publisher, except to the extent such breach was caused by any breach of this Agreement by Microsoft or its Affiliates;

10.2.4           any action or inaction that would constitute a breach of Section 2.7.1(f), 2.7.1(g), 2.7.1(h), or 2.7.l(i); or

10.2.5           any allegation that a Conduit Brand Feature infringes any third-party trademark, service mark, domain name or trade dress rights or any copyrights.

10.3         Procedure. The Indemnified Party will promptly notify the Indemnifying Party in writing, of any Third Party Claim for which defense and indemnification is sought, provided that the failure to promptly notify the Indemnifying Party will relieve the Indemnifying Party of its obligations hereunder only to the extent that the Indemnifying Party is prejudiced by such failure. The Indemnified Party will allow the Indemnifying Party or its authorized representative, at the Indemnifying Party’s cost and expense to control the defense and settlement of the claim. The Indemnified Party will be entitled to participate reasonably in the defense and settlement of the claim with counsel of its choice at its own expense, and will reasonably cooperate with the Indemnifying Party with respect to such defense and settlement. The Indemnifying Party will not settle any claim without the written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed).

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10.4        Right to Ameliorate Damages. If an Indemnified Party seeks indemnity under this Agreement for a claim for infringement of Intellectual Property Rights, the Indemnifying Party may, in its sole discretion and at its sole expense and without limiting any of its obligations under Section 10.1 or 10.2, as the case may be: (a) obtain the right for the Indemnified Party to continue to use the allegedly infringing service, technology, content or material; or (b) provide a non-infringing substitute with at least the same features, functions and performance as the allegedly infringing service, technology, content or material (a “Non-Infringing Alternative”), in which case the Indemnified Party will use commercially reasonable efforts to implement promptly such Non-Infringing Alternative, provided that the Indemnifying Party agrees to reimburse the Indemnified Party for any out-of-pocket expenses reasonably incurred to implement the Non-Infringing Alternative.

10.5        Limitations on Indemnity Obligations. Notwithstanding anything to the contrary, neither Party will have any obligation to provide any defense or indemnification under this Agreement with respect to any Third Party Claim to the extent arising from any use of the Indemnifying Party’s services, technology, content or material in a manner that is prohibited by this Agreement. In addition, notwithstanding anything to the contrary, neither Party will have any obligation to provide any defense or indemnification under this Agreement with respect to any claim of infringement, misappropriation or other violation of third-party Intellectual Property Rights to the extent arising from (a) the combination or use of the Indemnifying Party’s services, technology, content or material with any other services, technology, content or material that were neither (i) provided or specified by the Indemnifying Party or its Affiliates; nor (ii) specifically designed or reasonably required for use as contemplated by this Agreement, if, in the absence of such combination, the infringement, misappropriation or violation would not have occurred; (b) modification of the Indemnifying Party’s services, technology, content or material by the other Party, any of its Indemnified Parties or any customer of any of the foregoing, where, in the absence of such modification, the infringement, misappropriation or violation would not have occurred; or (c) use of any services, technology, content or material after the date by which the Indemnified Party reasonably could have implemented a Non-Infringing Alternative pursuant to Section 10.4.

11.           INSURANCE

Throughout the Term and for two (2) years thereafter, Conduit will maintain from an internationally reputable insurance carrier (e.g., Lloyds of London) (a) Errors and Omissions insurance coverage with an aggregate limit of [***]             and Directors and Officers insurance coverage with an aggregate limit of          [***]

12.           DISPUTE RESOLUTION; ARBITRATION

12.1         Dispute Resolution. Except with respect to a Party’s request for equitable or provisional relief or to otherwise protect its Intellectual Property Rights or Confidential Information provided under this Agreement, no civil action, proceeding as set forth below with respect to any dispute, controversy or claim arising out of, or relating to, or in connection with, this Agreement, or the breach, termination, or validity hereof, including the validity of this dispute resolution provision (each of which dispute, controversy, or claim will be termed a “Dispute”) between the Parties may be commenced, nor may a Party terminate any portion of this Agreement for a material breach of a material warranty, representation, covenant or obligation of this Agreement, until the Parties have first attempted in good faith to resolve the Dispute amicably in accordance with this Section 12.1.

12.1.1           Notice of Dispute. In the event of a Dispute, the Party raising the Dispute shall give written notice to the other Party setting forth the details of the Dispute and any proposed solution or compromise. The Parties shall cooperate in good faith to resolve the Dispute within 30 days of receipt of the notice of Dispute.

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12.1.2           Escalation. In the event that the Parties are unable to resolve the Dispute within 30 days, the Parties shall escalate the Dispute by referring the details of the Dispute, the status of the negotiations and any proposed compromise in writing to the Parties’ respective designated executive with decision-making authority. The Parties’ designated executives shall have 30 days from receipt of notice of the Dispute or such longer period as the Parties may mutually agree to in writing, to resolve the Dispute in good faith. If the Parties’ designated executives are unable to resolve the Dispute, the Dispute will be escalated to an officer of each Party, who shall have ten days, or such longer period as the Parties may mutually agree to in writing, to attempt to resolve the Dispute in good faith.

12.2         Arbitration. If the Parties cannot resolve a Dispute pursuant to Section 12.1 above, any and all Disputes (including, but not limited to, the validity of this agreement to arbitrate) will be settled exclusively by final and binding arbitration joining all of the claims asserted by or against the Parties in connection with such Dispute or claim. The arbitration will be conducted in San Francisco, California and shall be administered by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures then in effect except as limited or expanded by this Agreement. This clause shall not preclude Parties from seeking provisional remedies in aid of arbitration (e.g., to compel arbitration) or from seeking equitable or provisional relief from a court of competent jurisdiction.

12.2.1           Smaller Claims. If the Dispute involves a claim for monetary damages only and in an amount equal to or less than $1 million, exclusive of legal fees and costs of the arbitration, then the Parties will jointly select one independent arbitrator who is experienced and knowledgeable about the Internet industry and about the particular products or services at issue and who is not an employee, consultant or former employee or consultant of either Party. If the Parties do not agree on the identity of the arbitrator within five Business Days of the commencement of the arbitration, either Party may apply to JAMS for the appointment of an arbitrator who will have, to the greatest extent possible, experience and knowledge about the Internet industry and about the particular products or services at issue. If required to act in accordance with this Section to appoint a single arbitrator in lieu of a Party, JAMS will appoint an arbitrator within 15 days of such application.

12.2.2           Larger Claims.

(a)           For all other Disputes governed by this Section 12.2, the Dispute will be determined by a panel of three arbitrators. The Party initiating the arbitration (the “Claimant”) will appoint an arbitrator experienced and knowledgeable about the Internet industry and about the particular products or services at issue and who is not an employee, consultant or former employee or consultant of either Party in its request for arbitration, demand for arbitration or notice of claim (the “Demand”). The Party responding to the Demand (the “Respondent”) will within 15 days appoint one arbitrator experienced and knowledgeable about the Internet industry and about the particular products or services at issue and who is not an employee, consultant or former employee or consultant of either Party and will notify the Claimant in writing of the appointment. If within 30 days after receipt of the Demand by the Respondent, either Party has not appointed an arbitrator, then that Arbitrator will be appointed by JAMS from its then-current roster of arbitrators for Large, Complex Commercial Disputes, and in making this appointment, JAMS will nominate an arbitrator who is (i) experienced and knowledgeable about the Internet industry and about the particular products or services at issue and (ii) not an employee, consultant or former employee or consultant of either Party. If required to act in accordance with this Section to appoint an arbitrator in lieu of a Party, JAMS will appoint an arbitrator within 15 days of such application.

(b)           Within 30 days of the appointment of the second arbitrator, JAMS shall appoint the third arbitrator in accordance with Rule 15 of the JAMS Comprehensive Arbitration Rules and Procedures. The third arbitrator must be (i) experienced and knowledgeable about the Internet industry and about the particular products or services at issue and (ii) not an employee, consultant or former employee or consultant of either Party. The third arbitrator will act as the chair of the arbitration panel.

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EXECUTION VERSION

(c)           Prior to the commencement of an arbitration proceeding, either Party may disqualify the appointment of an arbitrator for conflict of interest as established in good faith by the Party. Additionally, each Party may in its sole discretion exercise one peremptory disqualification of the third arbitrator.

12.2.3           Choice of Law. This arbitration provision (including the validity and applicability of the agreement to arbitrate, the conduct of any arbitration of a Dispute, the enforcement of any arbitral award made hereunder and any other questions of arbitration law or procedure arising hereunder) and its interpretation, any and all disputes between the Parties arising out of or relating to this Agreement in any manner, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York or the United States. The Parties specifically exclude from application to the Agreement the United Nations Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transactions Act. The parties further agree that any claim, cause of action or proceeding relating to any arbitration sought, compelled or performed hereunder will be brought and pursued only in the U.S. District Court for the Southern District of New York or, solely in the case that such federal court does not have jurisdiction, in any New York State court sitting in New York City (collectively, the “New York Courts”). Microsoft and Conduit each submit to the exclusive jurisdiction and venue of the New York Courts for such purposes, except that any confirmed arbitration award may be enforced in any court having jurisdiction over a party or, to the extent of any in rem action, any of its assets. The parties further irrevocably waive any objection to the laying of the venue of any such proceeding in the New York Courts, any claim that any such proceeding has been brought in an inconvenient or inappropriate forum and any right to a jury trial with regard to any such proceeding.

12.2.4           Conduct of Arbitration.

(a)           Decision. The arbitration award will be a reasoned decision, will be in writing and will state with particularity the legal and factual bases for the decision and will be final and binding upon the Parties.

(b)           Fees and Awards. The arbitrators’ fees and costs of the arbitration will be borne by the Claimant and Respondent equally, unless the arbitration panel in its discretion makes a different provision in the final award. The arbitration panel is empowered in its discretion to include an award of costs, including reasonable attorneys’ fees and disbursements to the prevailing Party. In addition to monetary damages, the arbitration panel will be empowered to award equitable relief, including, but not limited to, an injunction and specific performance of any obligation under this Agreement. The arbitrators’ award of damages shall be limited by Section 9 (Limitation of Liability) and any other relief, including suspension or termination, will be consistent with the terms and conditions of this Agreement. The arbitrators will have no jurisdiction to, and are not empowered to, modify or amend the exclusions and limitations of liability or the termination rights set forth in this Agreement. The arbitration panel will be authorized in its discretion to grant pre- and post-award interest at commercial rates. Any costs, fees or taxes incident to enforcing the award will, to the maximum extent permitted by law, be charged against the Party resisting such enforcement. Judgment upon the award may be entered by any court in the United States having jurisdiction over the relevant Party or any of its assets.

CONFIDENTIAL

EXECUTION VERSION

12.2.5           Confidentiality of Proceedings. The Parties agree that any arbitration proceedings hereunder will be treated as the Confidential Information of both Parties and that the existence of the proceeding and any element of it (including, but not limited to, any pleadings, briefs or other documents submitted or exchanged and any testimony or other oral submissions and awards) will not be disclosed beyond the arbitration panel, except as may lawfully be required in judicial proceedings relating to the arbitration or in accordance with the disclosure provisions of Section 6.3 (Required Disclosures). In addition, if a Party’s Confidential Information is required to be disclosed pursuant to an arbitration proceeding or other judicial proceeding, the Receiving Party shall treat the Disclosing Party’s Confidential Information pursuant to the terms of Section 6 (Confidentiality).

13.           ACCOUNT MANAGEMENT

13.1         Appointment. Each Party shall designate an individual to oversee and manage this Agreement and the relationship of the Parties during the Term (each, an “Account Manager”), and each Account Manager shall be the first point of escalation for the resolution of Disputes. Each Account Manager shall be the individual to whom all communications regarding the Parties’ relationship under this Agreement may be addressed, and who has the authority to act for the appointing Party in connection with all day to day aspects of this Agreement. Microsoft’s Account Manager shall be available to Conduit as reasonably required and will assist Conduit, as reasonably requested by Conduit, in all aspects of implementing the Services. The parties will discuss such things as optimizing the End User experience, the number of Unique Searchers, Gross Revenue and the placement and content of Conduit content and applications on Results Pages. Without limiting the foregoing, each Account Manager, together with other personnel as determined by the Account Managers, will meet telephonically or in person (a) from time to time (at a minimum on a weekly basis) to discuss the various elements of this Agreement or (b) as needed to resolve any business or technical issues that may arise with respect to this Agreement or the relationship of the Parties. Each Party shall similarly appoint a technical leader (each, a “Tech Lead”), who shall be the primary point of contact for addressing technical issues with the implementation of the Services on the Properties. Each Party will be responsible for all travel and other costs and expenses for its representatives to attend meetings of, or otherwise participate in, such meetings. The appointment or removal of Microsoft’s Account Manager or Tech Lead and any replacement will be with the prior consent of Conduit, which consent shall not be unreasonably withheld. Conduit shall have the right to request, by delivery of written notice to Microsoft, the removal from the engagement of Microsoft’s Account Manager or Tech Lead, and within ten days of the delivery of such notice to Microsoft, Microsoft shall comply with Conduit’s request, unless Microsoft has a good faith belief that removal is not justified, in which event Conduit will consider in good faith the reasons for Microsoft’s belief and may withdraw its request.

13.2         Escalation. Any issue requiring resolution by the Account Executives that remains unresolved will be resolved in accordance with the dispute resolution procedures of Section 12.1.

14.           PUBLIC RELATIONS AND COMMUNICATIONS

14.1         Publicity. Promptly following the execution of this Agreement, the Parties agree to make a mutually-agreed public statement regarding the Agreement and relationship contemplated hereby. Except with respect to such public statement, no Party (or their Affiliates) may issue any press release or make any similar public announcement or public statement, regarding this Agreement without the other Party’s prior written approval and consent, except as may be required by Law (including securities laws and regulations including in the context of an initial public offering) or legal process or by any listing agreement with a national securities exchange, in which case the Party proposing to issue such press release or make such public announcement will use its commercially reasonable efforts to consult in good faith with the other Party before making any such public announcement. Except as otherwise provided in this Section 14.1, any and all press releases or similar public announcements or public statements relating to this Agreement will be approved in advance of the release, in writing, by both Conduit and Microsoft and once released, either Party may repeat information so released and any other public statement that has been publicly disclosed in accordance with Section 6.2 or Section 6.3 without further consent of the other Party.

CONFIDENTIAL

EXECUTION VERSION

15.            TERM AND TERMINATION

15.1         Term. The term of this Agreement will commence on the Effective Date and will continue until[***]                                            , unless earlier terminated as provided in this Section 15 (the “Term”).

15.2         Termination for Repeated Material Breach. A non-breaching Party may terminate this Agreement if the breaching Party has repeatedly materially breached material provisions of this Agreement to such a degree that it is unlikely that the breaching Party is willing or able to continue to perform its obligations under this Agreement without continuing to materially breach this Agreement.

15.3         Termination for Convenience.

15.3.1           By Microsoft. Microsoft shall have the option of terminating the Agreement for convenience by providing at least      [***]      prior written notice with the termination being effective no sooner than [***]                  . If Microsoft elects to terminate, then Conduit may override Microsoft’s election by providing notice to Microsoft of its intent to continue the Agreement (“Termination Override Notice”) in which event, the Agreement will continue unless otherwise terminated pursuant to this Section 15 (provided that Microsoft may not thereafter provide notice under this Section 15.3.1).

15.3.2           Conduit shall have the option of terminating the Agreement for convenience (including in the event that Termination Override Notice is given) by providing at least 90 days prior written notice with the termination being effective no sooner than [***]            .

15.4         Termination for Change of Control Transaction. As promptly as practicable following the earlier to occur of (a) the execution of a definitive agreement by a Party providing for a Change of Control Transaction of such Party and (b) the consummation of a Change of Control Transaction of such Party, such Party shall provide the other Party written notice thereof and, no later than the 60th day following such notice, either Party shall have the option to terminate this Agreement upon written notice to the other Party. Such termination will be effective (x) upon the consummation of the Change of Control Transaction, if such notice of termination is given prior to the consummation of the Change in Control or (y) upon the delivery of such termination notice, if the consummation of the Change in Control Transaction has already occurred; provided that in either case, if Microsoft is the terminating Party, Conduit (or its successor) shall have the option to extend this Agreement for up to an additional 90 days upon notice to Microsoft.

15.5         Effect of Early Termination. If this Agreement is terminated by either party pursuant to Section 15.2 or 15.4 (but not Section 15.3) prior to the expiration of the four-year period defined under Section 15.1, then

15.5.1           At Conduit’s election prior to the end of the Term, Microsoft will continue to provide Services to Conduit and the Conduit Publishers under the applicable terms and conditions of this Agreement for a period of time not to exceed 90 days from the date of Conduit’s election so that Conduit may transition from the Services provided by Microsoft to another solution (the “Tail Transition Period”);

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EXECUTION VERSION

  15.5.2           During the Tail Transition Period, except as otherwise provided in this Section 15.5, all provisions of this Agreement will apply and the Parties will still share revenues according to Section 4; and

  15.5.3           This Agreement will terminate upon the conclusion of the Tail Transition Period.

15.6           Exclusive Rights to Terminate. The express rights to terminate this Agreement set forth in this Section 15 are exclusive and, without limitation of a Party’s other remedies available hereunder, neither Party will have any additional right (whether at Law, in equity, under Section 16.7 or otherwise) to terminate this Agreement, in whole or in part.

15.7           Survival. Sections 1,4, 5.1 (with respect to the Parties’ respective ownership of their Intellectual Property Rights), 5.2.1, 5.4, 5.5, 6, 7, 8, 9, 10, 12, 15 (provisions of Section 15 generally, as they concern the conditions under which termination is permitted and which must be satisfied after exercise of a termination right) and 16 will survive expiration or termination of the Term. In addition, all payment obligations arising under any other Sections of this Agreement or its Exhibits survive with respect to the amounts owed under such obligations as of the effective date of termination or expiration.

16.           MISCELLANEOUS

16.1           Rules of Construction. The words “hereof,” “herein” and “hereunder” and other words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections and Exhibits shall be deemed references to and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The word “including,” when used herein is not intended to be exclusive and means “including, but not limited to.” The headings used in this Agreement are inserted for convenience of reference only and do not constitute a part of and will not be utilized in interpreting this Agreement. Except where the context so requires, any reference to a singular noun shall include its plural, the use of the word “all” shall be construed as “any and all,” the word “any” shall be construed as “any and all,” and the word “each” shall be construed as “all and each.” This Agreement has been negotiated by the Parties and their respective counsel and will be fairly interpreted in accordance with its terms and conditions pursuant to the governing Law selected by the Parties pursuant to Section 12.2.3 without application of any rules of construction relating to which Party drafted this Agreement in favor of, or against, either Party. Unless otherwise expressly provided herein or unless the context shall otherwise require, any references as of any time to any agreement (including this Agreement) or other contract, instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor of such statute, regulation, section or other provision). Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification of “Business Day”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term (by way of example and without limitation, such as “Affiliate”) which is based on a specified characteristic, qualification, feature or status shall, as of any time, refer only to such persons or entities who have the specified characteristic, qualification, feature or status as of that particular time. This contract is written in English and, if it is translated into any other language, the English-language version controls.

CONFIDENTIAL

EXECUTION VERSION

16.2           Force Majeure. Neither Party or its Affiliates will be in violation of any of the requirements of this Agreement to the extent that its performance is impaired as a result of any delay, failure in performance, or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, acts of terrorism, strikes or other labor disputes, fires, transportation contingencies, outages of third party telecommunications networks with whom the non-performing Party does not have a direct contractual relationship, failure of suppliers with whom the non-performing Party does not have a direct contractual relationship, or other similar occurrences which are beyond such Party’s reasonable control; provided, however, that any such delay or failure will be remedied by such Party as soon as reasonably possible. Upon the occurrence of a force majeure event, the Party unable to perform will, if and as soon as possible, provide written notice to the other Party indicating that a force majeure event occurred and detailing how such force majeure event impacts the performance of its obligations. Microsoft will maintain during the Term, appropriate business continuity and disaster recovery plans, procedures, facilities and equipment to restore operation of the Services within a reasonable period of time under the circumstances.

16.3           Amendment or Modification. This Agreement may be amended or modified only by a written agreement that (a) refers to this Agreement; and (b) is executed by an authorized representative of each Party.

16.4           Assignment; Delegation. This Agreement and the performance of any duties hereunder may not be assigned, transferred, delegated (except as set forth below), sold or otherwise disposed of by a Party other than (a) with the prior written consent of the other Party, or (b) in the event of a sale of all or substantially all of such Party’s assets or in the event of a merger, consolidation, share exchange, recapitalization, restructuring or business combination involving such Party. This Agreement will be binding upon and shall inure to the benefit of a Party’s permitted successors and assigns. Any purported assignment, transfer, delegation, sale or other disposition in contravention of this Section 16.4 is null and void. Notwithstanding the foregoing, either Party may delegate its performance to, or exercise its rights through, one or more Affiliates in the Territory; provided that in the event of any such delegation or exercise, each Party will remain liable and fully responsible for its Affiliates’ performance of and compliance with such Party’s obligations and duties under this Agreement.

16.5           Notices. All notices hereunder shall be deemed given (a) upon receipt when delivered personally, (b) upon written verification of receipt from overnight courier, (c) upon verification of receipt of registered or certified mail or (d) upon verification of receipt via facsimile, provided that such notice is also sent via first class mail by no later than the next Business Day after sending via facsimile. All notices shall be in English and in writing and sent to:

If to Microsoft, to:

Microsoft Corporation
One Microsoft Way
Redmond, WA 98052
USA
Attention: General Manager for Strategic Partnerships,
Online Services Division
Telephone: (425) 882-8080
Telecopy: (425)936-7329

CONFIDENTIAL

EXECUTION VERSION

with a copy to:

Microsoft Corporation
One Microsoft Way
Redmond, WA 98052
USA
Attention: Deputy General Counsel, Online Services Division
Telephone: (425) 882-8080
Telecopy: (425) 936-7329

If to Conduit, to:

Conduit Ltd.
5 Golda Meir Street
Park Ta’asiyot Hamada
Ness-Ziona, 74140
Israel
Attention: Legal Counsel
Telephone: 972-8-9461713
Telecopy: 972-73-7017378

A Party may change its address for notices by written notice given pursuant to this Section 16.5.

16.6           Waiver. Any of the provisions of this Agreement may be waived by the Party entitled to the benefit thereof. No Party will be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to, or waiver of, any right or remedy as to a subsequent event.

16.7           Remedies Cumulative. Except as expressly set forth herein, no remedy conferred upon any of the Parties by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy will be cumulative and will be in addition to any other remedy given hereunder or now or hereafter existing at Law or in equity. For clarity, this Section does not expand either Party’s ability to terminate this Agreement beyond the provisions of Section 15.

16.8           Severability. If the application of any provision or provisions of this Agreement to any particular facts or circumstances is held to be illegal, invalid or unenforceable by any arbitrator, arbitration panel or court of competent jurisdiction, the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement will not in any way be affected or impaired thereby, and the Parties agree that the arbitrator, arbitration panel or court of competent jurisdiction making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable.

16.9           Independent Contractors. The Parties acknowledge and agree that they are dealing with each other as independent contractors. Neither this Agreement nor any terms and conditions contained in this Agreement may be construed to: (a) give any Party the power to direct and control the day-to-day activities of any of the other; (b) create or constitute a partnership, joint venture, franchise, employment or agency relationship between or among the Parties; or (c) allow any Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever.

16.10         No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or will confer upon any person (other than the Parties, their Affiliates and the Indemnified Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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EXECUTION VERSION

16.11         Entire Agreement. This Agreement supersedes any other prior or collateral agreements, whether oral or written, with respect to the subject matter hereof. This Agreement (including any exhibits thereto) constitutes the entire agreement with respect to the subject matter hereof.

16.12         Counterparts; Facsimiles. This Agreement may be executed in any number of textually identical counterparts, each of which when so executed and delivered will be deemed an original, and such textually identical counterparts together will constitute one and the same instrument. Each Party will receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile or scanned copy of this Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the Parties will each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

CONFIDENTIAL

          IN WITNESS WHEREOF, the Parties to this Agreement by their duly authorized representatives have executed this Agreement as of the Effective Date.

CONDUIT LTD.		MICROSOFT ONLINE, INC.
By:		By:

	Name:		Name:	J. McCLAMROCH, JR.
	Title:		Title:	GM, OSD, MICROSOFT

[Signature Page to Search Services Agreement]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

Exhibit A
[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

EXHIBIT B

SOURCES

Conduit enables search opportunities through a variety of Sources. Sources may be implemented by End Users, either on an                     [***]                     , as permitted under Section 2.7.3(a) of the Agreement. For purposes of the Agreement and unless otherwise agreed by the Parties in writing, the term “Sources” includes only the following:

                    [***]

From time to time, the Parties upon mutual agreement may deem additional sources to be “Sources” or remove any sources from the scope of the Agreement by executing a written amendment to this Exhibit B.

CONFIDENTIAL

Exhibit B – Page 1

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

Exhibit C-1
[***]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

Exhibit C-2
[***]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

Exhibit C-3
[***]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

Exhibit C-4
[***]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

Exhibit C-5
[***]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

Exhibit D
[***]

EXHIBIT E

MICROSOFT BRAND FEATURES

Logos in different sizes can be found at https://brandtools.partners.extranet.Microsoft.com/

CONFIDENTIAL

Exhibit E– Page 1

EXAMPLE OF USE OF BING BRAND ON CONDUIT.COM WEBSITE:

Favorites
Search
Page
Safety
Tools
conduit
Log in
Get Started Now
How Do I Conduit?
Benefits
Showcase
About
Search Apps
Users Waiting for Your Content
Create custom apps.
Engage users constantly.
Reach millions.
Join the Conduit Network
Play Video
Apps & Community Toolbars
Your content on a branded app or toolbar
Reach over 170M active users
Increase site traffic, user loyalty and revenue
Learn More
bing
Conduit App Marketplace
Place your apps in the App Marketplace and make them accessible to over 100M users.
Visit App Marketplace | Learn more
ad:tech
Meet us at ad:tech NYC Nov. 3-4, 2010
Stop by booth #1531, and play for prizes!
Click to set up a meeting!
1 of 5
Done
Internet | Protected Mode: On
100%

CONFIDENTIAL

Exhibit E– Page 2

EXAMPLE OF USE OF BING BRAND ON PUBLISHER INSTALL PAGES:

Search - Windows Internet Explorer
File Edit View Favorites Tools Help
E-mail Notifier
Favorites
Search
Page
Safety
Tools
Download the Free Ride Games toolbar:
The Best of Our Site
Get our freshest content delivered directly to your browser,
Bing Search
Get Bing search and a wide choice of useful search engines.
App Marketplace
Add your favorite apps to your browser with Conduit Engine.
Alerts to Your Desktop
Receive our most important news and announcements instantly.
Hand-Picked Links
Check out all of our favorite places on the Web.
Free Download
Installs in Seconds, Includes Uninstaller
Like
125 people like this.
Privacy
Available versions:
System Requirements
Windows 7/Vista/XP
Apps powered by Conduit
Done
Internet | Protected Mode: On
100%

CONFIDENTIAL

Exhibit E– Page 3

EXAMPLE OF USE OF BING BRAND IN TOOLBAR INSTALLATION PROCESS:

CONFIDENTIAL

Exhibit E– Page 4

EXAMPLES OF USE OF BING BRAND ON SEARCH BOX (TOOLBAR AND CUSTOM HOMEPAGE:

CONFIDENTIAL

Exhibit E– Page 5

EXHIBIT F

MICROSOFT BRAND GUIDELINES

CONFIDENTIAL

Exhibit F– Page 1

Bing product guidelines - External

June 2010

Bing Product Guidelines
This document provides visual guidelines and recommendations to implement the branding for Bing for third parties. These guidelines can help echo the Bing product brand experience into your environment.

In This Document

Bing Product Guidelines	2
In This Document	2
Document Overview	3
Bing Brand Overview	3
Brand Signature Overview	3
Bing Brand Usage Guidelines	4
Bing Text Brand Signature Guidelines	4
Logo Usage Guidelines	4
Brand the User Interface with the Bing Searchbox	6
Bing Searchbox Details	6
Searchbox Design Options	6
Simple Searchbox	7
Site Search Searchbox	8
Third Party Searchbox Options	12
Attribution on the Search Results Page	13
Font guidelines for UI	14
Tag Lines	14
Bing Favicon	15
Tools	16
Appendix 1 - Sample Usage	17

Document Overview
The purpose of this guideline document is to provide guideline and usage specifications for using and syndicating Bing Search on Bing partner sites. These guidelines contain the information you need to include the Bing branded searchbox, assets and behaviors of the searchbox on your site.

Bing Brand Overview
This section will provide an overview of the brand, brand elements and guidelines for partners incorporating Bing search functionality on their sites.

Product branding is achieved through a combination of factors. This includes the product name and logo, use of color, text, graphics and sound, the style of various other design elements, marketing and most important, the attributes of the product experience itself.

Brand Signature Overview
A brand signature is a branding element that communicates brand identity and consists of elements such as the brand trademarked symbol, the brand name, or the brand logotype or other iconography.

The Bing brand signatures include:
●	Bing text with trademark
●	Bing logo - full color or reverse
●	Bing Spyglass icon when used in conjunction with a searchbox form field
●	Bing Favicon

Bing brand signatures can be used in the user interface and certain elements must be used when showing the Bing searchbox. The specific guidelines about when and where to use the various Bing brand signatures are included in this document.

Bing Text with Trademark
Bing™

Bing logo

Bing Brand Usage Guidelines
This section provides guidelines for using the Bing brand elements for Bing searchboxes on your sites. The guidelines are applicable regardless of method of search, either via the API or through direct queries to http://www.bing.com.

Bing Text Brand Signature Guidelines
The Bing text brand signature includes the brand text that reads Bing™ (with trademark). In instances where Bing or a Bing service is referenced in text in a sentence, on the first mention of a trademarked name in body copy, the trademark symbol (™) should be used, e.g., Bing™.

●	References to the Bing name in text must always have an uppercase B.
●	Never abbreviate Bing. For example, do not use BG, B Search, and so on.
●
Never use Microsoft or Bing in the possessive form, such as “Microsoft’s Bing features are excellent.” Instead, use the company name as an adjective. For example, you can say “Microsoft Bing features are excellent.”

In-depth information regarding use of Microsoft trademarks may be found at the General Microsoft Trade mark site. Reference the guidelines at
http://www.microsoft.com/about/legal/trademarks/usage/general.mspx.

Logo Usage Guidelines
Full Color and Reverse Color versions of the logo are the only two versions that should be used in user interfaces that include the Bing searchbox.

Logo Orientation
The Bing brand signature should never vary in orientation from how it appears in the artwork provided in the product. Always position the Bing logo at a 0 degrees horizontal angle. Never tilt it or position it at an angle that is not perpendicular.

Logo Minimum Size
The graphic below shows the Bing logo at its smallest acceptable size. The logo (excluding the trademark symbol) should never be less than .625” in print or 45 pixels online.
.625” or 45 px wide

Clear space
A minimum clearance must be maintained around the logo and other graphics and visual elements. The clear space (x) around the logo is equal to the height of the lowercase letter “n” in the word “Bing.”

Logos for dark backgrounds
Use the reverse full-color versions of the Bing logo (with the “Bing” letterforms in white and the dot over the letter “i” in Bing orange) on dark backgrounds.
Because it would lack sufficient contrast with the dot over the letter “i”, the full-color version of the Bing logo should never be placed against an orange background. Never use the single color black Bing logo over the orange. If the Bing logo must appear on an orange background, use the single color reverse white version only

Bing Logo Usage
●	The logo should never appear connected to, or as part of, any other symbol or icon.
●	The logo should never be contained in a box, circle, or other shape.
●
The logo should never be modified in any way. Do not recombine the artwork elements together with other logos or graphics to create new artwork. Use the artwork as it is provided from the Bing branding team.

The Bing logo brand signature should also not be used by third parties without obtaining written permission from Microsoft, and obtaining approval from the Legal and Corporate Affairs (LCA) department.

Brand the User Interface with the Bing Searchbox
As the gateway to the Bing search experience, the searchbox forms an integral part of the Bing brand. The following Bing brand signature elements should be used in conjunction with a Bing powered searchbox. All searchboxes should include:
●	Logo – Bing Logo, either full color or reverse
●	Spyglass – Bing orange spyglass placed per examples below
●	In order to avoid confusion, the Bing search box should never be used as a supporting graphic (non working search box) on a Web site.
●	The Bing brand should be easy to see and easy to read.
●	Only full color versions are allowed
●	The Bing brand signature must appear on the same UI screen that is used for submitting category queries.

Bing Searchbox Details
Size
The research done in search on box size indicates that the best relevant results are obtained when a user enters 2-3 words. The optimal box size for 2-3 words is 35 w’s.
●	Text box should be wide enough to accommodate 35 w’s
●	Border around box is 1px solid #ACBABD for primary box. (alternate color #CCCCCC)

Proportions
The entry field box may be expanded horizontally, but its width should never be less than ten times its height.

Clear Space
Always allow for clear space around the search box that is the equivalent to the height of the box. The only exception is if you have site scoping above the search box. See examples below.

Searchbox Design Options
There are two types of searchboxes for a Bing Powered search experience in the user interface.
●	The Simple Searchbox
●	The Site Search Searchbox

Simple Searchbox
The simple searchbox can be used for sites that want to do direct transfers to bing.com when a user implements a search.
●	When used with the searchbox the Bing Logo should be on either the left or right of the searchbox.
●	The logo should be within a 10 px proximity of the box when incorporating the brand.
●	Logo - Bing Logo, either full color or reverse
●	Spyglass - Bing orange spyglass placed per examples below

Simple Searchbox - Logo on the Left

Simple Searchbox - Logo on the Right

Simple Searchbox Behaviors
●	The Logo should be clickable and should transfer a user to http://www.bing.com.
●	If there is a query term in the searchbox, clicking the logo or the spyglass would execute a search.
●	Tool Tip - The Alt Text for the graphic should be “search by Bing” or “powered by Bing”.
●	Tool Tip - Hover over the searchbox shows the tip “Search for”
●	Tool Tip - Hover over the magnifying glass shows the tip “Search”
●	Tool Tip - Hover over the logo shows the tip “bing.com”

Site Search Searchbox
The Site Search searchbox designs can be used for sites that want to include site search and site scoping options as well as transfers to Bing.

In tests, the search boxes with scoping above the box performed better than those in a drop down. Therefore we make the following recommendations:
●	Highlight the scope state as illustrated below.
●	Use optional helper text in the search box that reflects the state of the scope
o	Search <site name>
o	Search with Bing or Search the Web
●	If a user resets the scope, don’t take them off their current page until they execute a search.
●	If you use the drop down option, allow 10 px of space around the drop down arrow for visual prominence.

Site Search Above the Box - Logo on the Left

Site Search Above the Box - Logo on the Right

Site Search in a Dropdown - Logo on the Left

Site Search in a Dropdown - Logo on the Right

Behaviors for Site Scoping Searchboxes
The following are the guidelines associated with the behavior of the site search functionality for the search box:
●	The Logo should be clickable and should transfer a user to http://www.bing.com.
●	If there is a query term in the searchbox, clicking the logo would execute a search on bing.com.
●	If the scope is set to ‘web’ and a user clicks the spyglass the box would execute a search and transfer the user to bing.com.
●	Tool Tip - The Alt Text for the graphic should be “search by Bing” or “powered by Bing”.
●	Tool Tip - Hover over the searchbox shows the tip “Search for”
●	Tool Tip - Hover over the magnifying glass shows the tip “Search”
●	Tool Tip - Hover over the logo shows the tip “bing.com”

Third Party Searchbox Options
These guidelines are specific to our syndicated search box and are intended for third party external Microsoft use only as an option when the preferred Bing searchbox above is not available.

The simple searchbox can be used for sites that want to do direct transfers to Bing when a user executes a search.

●	Spyglass - Bing orange spyglass placed per examples below
●	The text in the Searchbox should be “Search with Bing”
●	Font in the Bing searchbox is small/normal or 14pt Arial, Verdana, Helvetica, Sans-Serif
●	Color of text is #525051

Third Party Searchbox Behaviors
●	If there is a query term in the searchbox, clicking the spyglass would execute a search on bing.com.
●	If there is no query term in the searchbox, clicking the spyglass would take a user to http://www.bing.com.

Attribution on the Search Results Page
The logos here are only to be used for display on Search Engine Results Pages (SERP) when attribution is needed.

●	The phrase preceding the brand is “results by” and it is localized as well as localizable.

●	When the text + logo version is used in a market that requires “results by” text to be localized, system text can be used.

●	Partners can localize the text our use the localized strings provided in the appendix below.

●	The font for ‘results by’ is Verdana, 11px

●	The color is #555 or white, depending on site background

●	There are 6 px of space between the text and the logo.

●
In limited cases, “powered by” is the appropriate phrase to precede the Bing logo on the SERP. This is reserved for use by third parties that license our technology, build an application or service on top of it, and then market their application or service.

Font guidelines for UI
This topic provides user-interface (UI) guidelines for using Bing brand fonts.

The Segoe UI and Arial font family in Light, or Bold in Black is the preferred font to use in online communications. Verdana or Helvetica in Regular, Regular, or Bold in the color Black is the second choice.
●	When possible, avoid using italic fonts to ensure clarity and readability in the UI.

Tag Lines
Short Name
Bing. Search by Microsoft.

Long Name
Bing
For Decisions that Matter. Bing and Decide.

For Search Provider
Bing
Bing. Search by Microsoft.

Space Constrained
Bing. Search by Microsoft.

Outside the US
Bing
Stop Searching. Start Finding.

For the US:
Bing
For Decisions that Matter. Bing and Decide.

For teams unable to localize/manage against two different strings for Int’l/US
Bing
For Decisions that Matter. Bing and Decide.

Bing Favicon
The Bing favicon (Favorite icon) graphic is the 16x16 pixel icon that is associated with the Bing web page. Its primary use is as a smaller visual representation of the brand for the browser address window or the Bing for mobile interface.

This image with the white Bing “b” over the orange background is intended to communicate the moment of decision when space doesn’t allow the full word mark.

Any use of the favicon should adhere to the following guidelines:
●	Don’t use the favicon instead of the logo in or near the searchbox.
●	Do use the Bing brand logo as the primary visual representation for the Bing brand. The favicon is not the brand logo and should never replace the approved TM logo
●	Don’t change the favicon colors
●	Do place the favicon immediately in front of the word Bing™ in copy text to reinforce the favicon association with the trademarked brand
●	Don’t use or combine the favicon with your own logos or logotypes
●	Don’t combine or “lock up” the favicon with the logo
●	Don’t modify the favicon in any way. Do use the artwork as it is provided
●	Don’t change the favicon colors. Don’t modify the favicon in any way. Do use the artwork as provided
●	Don’t “lock up” or combine the favicon with the logo
●	Don’t provide this asset or allow partners to use the favicon in any marketing material
●	If space is limited and you wish to use the favicon alone or the favicon requires a different design treatment, contact bingbrnd@microsoft.com and LCA for approval
●	The favicon is available in two sizes.
o 16x16
o 32x32

Tools
There are two ways to get assets to incorporate the brand into your sites.

The Brand Asset Interface
The assets described in this document are available from the Brand distribution interfaces that were created to define brand locations. The intent of these interfaces is to make it easy for partners to be able to implement the brand. It was designed as an interface to support the rebrand change automatically and post rebrand all the partners should use this as text file and hardcode the path instead of dynamically reading it from the file.
●	The location to the assets will be contained in XML and JSON static files on the API server that will contain the branding logos and URLs .
●	The static files will be named BrandAssets.xml and BrandAssets.js and will be available on api.bing.com.
●	http://api.bing.com/Brandassets.xml
●	http://api.bing.com/Brandassets.is

Hosting the Assets on Your Site
If you wish to host the assets on your site yourself, the approved images can be obtained from your Microsoft contact who can access them from either Microsoft Brand Tools or Microsoft Mediabank.
●	Logo
●	Spyglass
●	Favicon

Using the Asset Interface
Each element in the asset file contains pointers to published brand assets. To use the asset, simply target your UX to use the element provided in the XML or JSON file. For example, if your UX requires a 40x16 image with white lettering, you would use the value of the element:

<LogoBigWhite>
http://www.bing.com/siteowner/s/siteowner/Logo_63x23_White.png
   < Width > 63 </Width >
   <Height>23</Height>
   </LogoBigWhite>

You should not hardcode the path itself, but rather use the value of the element as the value will change when the asset is updated at Bing launch. By doing this you can work with the asset files before launch, and the assets will automatically change when the new files are published at Bing launch.

We recommend that you poll our XML file and then cache/host assets locally. This will ensure optimal performance for your sites; while enabling you to use the XML file to update your sites.

Appendix 1 - Sample Usage

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THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

Exhibit G
[***]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

Exhibit H
[***]

EXHIBIT I

TECHNICAL REQUIREMENTS FOR BRANDED FOOTER

Size Dimensions	Iframe width – 350px
Text color = #737373 Font = 8pt unbolded
Logo = max height 15px (increasing to 20px within a reasonable period of time as determined by mutual agreement)

CONFIDENTIAL

Exhibit I – Page 1

PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

EXECUTION VERSION

AMENDMENT TO SEARCH SERVICES AGREEMENT

This Amendment to Search Services Agreement (this “Amendment”) is entered into as of May 11, 2011 (“Amendment Effective Date”) by and between Conduit Ltd., a company formed under the laws of Israel (“Conduit”) and Microsoft Online, Inc., a Nevada corporation (“Microsoft”), a wholly-owned subsidiary of Microsoft Corporation, a Washington corporation.

WHEREAS, Conduit and Microsoft are parties to that certain Search Services Agreement, entered into as of November 19, 2010 (the “Agreement”); and

WHEREAS, the Parties wish to amend the Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1.             Definitions.

1.1          Sections 1.23 (Event), 1.41 ([***]               ), 1.50 ([***]               ), 1.59 ([***]               ), and 1.63 (Termination Override Notice) of the Agreement are deleted in their entirety and all references to such defined terms in the Agreement are stricken.

1.2          Section 1.24 of the Agreement is amended and restated in its entirety as follows:

 “1.24 “Excess Revenue Share Payment” has the meaning given in Section 4.1.1(d).”

1.3          Section 1.39 of the Agreement is amended and restated in its entirety as follows:

 [***]

1.4          Section 1.66 of the Agreement is amended and restated in its entirety as follows:

 “1.66 [***]

1.5          Section 1.68 of the Agreement is amended and restated in its entirety as follows:

 [***]

1.6          The Agreement is amended to include new Section 1.70 as follows:

 [***]

EXECUTION VERSION

1.7           The Agreement is amended to include new Section 1.71 as follows:

[***]

2.             [***]

2.1           Section 3.1 of the Agreement is hereby amended and restated in its entirety as follows:

“3.1         Search Services. Conduit will, subject only to the exceptions set forth in Section 3.1.2 below, ensure that the following requirement is achieved:

[***]

3.1.2           Exceptions.

[***]

3.1.3          Notification Process and Data Obligations. [***]

EXECUTION VERSION

3.1.4           Reporting Related to [***] Exception. [***]

3.1.5           Violation of [***] Exception. [***]

EXECUTION VERSION

3.1.6           Applicationof [***] Exception-Based Adiustments. [***]

3.1.7           End User Location. Conduit will use good faith, commercially reasonable efforts to determine where each End User is located.

3.1.8           Use of Other Services. For clarity, subject to Sections 3.1.1, 3.1,2, 3.1.3 and 3.1.4 (each of which is applies to Conduit in accordance with its terms), no obligation, restriction or requirement in this Agreement will apply to Conduit with respect to any third-party provider of I***]                                         or [***]                                         or to[***]                                         [***]                                         of third party [***]                                         or[***]                                         (including any obligation, restriction or requirement in the Agreement regarding any Source, Query or Results Page).”

EXECUTION VERSION

2.2           Section 3.2 of the Agreement is hereby amended and restated in its entirety as follows:

 [***]

3.              Compensation and Payment.

                [***] Following 2 pages reducted in full

EXECUTION VERSION

3.4           Exhibit J. Exhibit J attached hereto is added to the Agreement.

EXECUTION VERSION

3.5           Section 4.1.4. Section 4.1.4 of the Agreement (                    [***]                    ) is deleted in its entirety.

3.6           Section 4.2.1. The words “Exhibit I” in Section 4.2.1 are deleted and replaced with “Section 2.6.”

3.7           Disputed Amounts. Section 4.3 of the Agreement is amended and restated in its entirety as follows:

“4.3         Disputed Amounts: Breach of Payment and Reporting Obligations.

4.3.1           Disputed Amounts. Delivery or payment of an invoice without asserting a dispute is not a waiver of any claim or right by either Party to dispute such amount. In the event of a Dispute (as defined in Section 12.1), Microsoft may not under any circumstances, and regardless of the existence or outcome of any ]                     [***]                     (as defined in Section 4.3.3), withhold more than an absolute maximum of [***] of any invoiced amounts pending the resolution of such Dispute, provided that such invoiced amounts are submitted in material compliance with and contain all material information required by this Agreement.

4.3.2           Failures to Report. In the event that Microsoft fails to provide a timely and materially complete and accurate           [***]           report in accordance with Section 4.2.1, then without limiting Conduit’s other rights and remedies and on a provisional basis until such report is provided, Conduit may invoice Microsoft and Microsoft shall pay the average of the invoiced amounts for the immediately preceding three calendar months. When such report is provided it shall be reconciled against such provisional payment and Microsoft shall promptly pay Conduit the amount of any underpayment or deduct the amount of any overpayment against subsequent payments under the Agreement.

4.3.3           Disputes Regarding Payment Obligations. All Disputes involving nonpayment of invoices under this Agreement (“Nonpayment Disputes,” which term, for the avoidance of doubt, includes any nonpayment of an invoice in connection with a “                     [***]                     ” as defined in Section 4.3.4 and any nonpayment of an invoice issued under Section 4.3.2) will, following written notice by the Party raising the Dispute to the other Party setting forth the details of the Dispute and any proposed solution or compromise, be resolved exclusively through the good faith negotiation of the Parties or in binding arbitration. The governing arbitration procedures shall be those described in this Section 4.3.3 and the Commercial Arbitration Rules of the American Arbitration Association (AAA), including, if invoked as described below, those provisions for interim relief provided in Rule 34 and Optional Rules O thereof (the “Expedited Relief Process”) in San Francisco, California. To the extent not inconsistent with the previous sentence or with effectuation of the Expedited Relief Process contemplated therein, the parties, AAA and arbitrator(s) will apply the provisions of Section 12.2, using the AAA equivalent rules in lieu of JAMS rules. Notwithstanding Section 12.1 and 12.2, neither Party will have any remedy in court with respect to Nonpayment Disputes except those sought in aid of arbitration (e.g., an order compelling arbitration). In the event of a Nonpayment Dispute, regardless of whether the Expedited Relief Process is invoked at the commencement thereof:

EXECUTION VERSION

(a)           the provisions of Sections 12.1.1 and 12.1.2 will not apply;

(b)           the Nonpayment Dispute will immediately after written notice thereof be escalated to an officer of each Party and they will have 15 days from the date of escalation to attempt to resolve the dispute, acting in good faith;

(c)           if the Nonpayment Dispute is not resolved within such time period, either Party thereafter may invoke arbitration remedies and either Party (as the “Initiating Party”) may elect for such Dispute to be reviewed under the Expedited Relief Process (and the other Party may not contest such an election), in which case the Initiating Party may commence a proceeding for emergency relief, the other Party will be required to respond to the initial motion for relief within seven (7) days, the Initiating Party will be required to reply to the response within seven (7) days, the arbitration hearing will occur within seven (7) days after the reply is submitted, and the arbitrator will issue a decision within seven (7) days after the hearing. The arbitrator in such an Expedited Relief Process shall automatically award interim monetary and injunctive relief (without requiring a bond) compelling payment to Conduit of a minimum of [***] of all unpaid invoices submitted in material compliance with and containing all material information required by this Agreement. In addition, arbitrator in such an Expedited Relief Process shall award such further amounts as to which either Party establishes a substantial likelihood of prevailing on the merits In the Expedited Relief Process, the arbitrator will not require either Party to establish proof that it would be immediately or irreparably harmed or damaged absent such interim relief nor consider the asserted adequacy of any alternative remedy. The Parties intend for this subsection (c) to contractually permit either Party to pursue a remedy providing immediate payment, rather than having such recourse available only after completion of an arbitration proceeding. Payments made pursuant to any arbitral award of interim relief may be subsequently adjusted in accordance with further arbitral proceedings regarding the applicable Dispute or as the Parties may otherwise agree in connection with settling the applicable Dispute;

(d)           the arbitrator(s) will award (in place of, and not in addition to, the interest at commercial rates referenced in Section 12.2.4(b)) pre- and post-award interest at the rate of [***per month with respect to any amounts determined by such arbitration to be overdue in payment by Microsoft to Conduit;

(e)           notwithstanding any other provision of this Agreement, in the event that an arbitration of any Nonpayment Dispute is initiated at the AAA, any other arbitration relating to this Agreement shall be consolidated to proceed at the AAA in conjunction therewith, provided, however, that if the members of an arbitral tribunal have been fully and finally constituted in a JAMS arbitration relating to this Agreement, any arbitration of a Nonpayment Dispute commenced thereafter will proceed before such previously constituted panel, which shall adhere to the procedures and timelines for the Expedited Relief Process set forth in Section 4.3.3;

(f)           the parties and arbitrator shall make best efforts to finally complete a final award in any arbitration of a Nonpayment Disputes as expeditiously as possible, but in all events within nine (9) months after initiation of such arbitration; and

EXECUTION VERSION

(g)           the arbitrator(s) shall also require that that all costs of arbitration and all reasonable attorneys’ fees and costs incurred in connection with any arbitration of any Nonpayment Dispute by the substantially prevailing Party be paid by the other Party, notwithstanding anything to the contrary in Section 12.2.4.(b) or any other provision of this Agreement.

4.3.4     [***] Exception-Related Disputes. All Disputes regarding or related to the application or calculation of a [***] Exception-Based Adjustment (a “ [***] Exception-Related Dispute”) will be resolved exclusively through the good faith negotiation of the Parties or in the binding arbitration procedures described in Section 12.2; provided that either Party may elect (which election the other Party may not contest) that the timelines, but not the discovery-related procedures, set forth in the Expedited Procedures as defined in the JAMS Comprehensive Arbitration Rules and Procedures then in effect (as referenced in Section 12.2) shall apply. Notwithstanding Section 12.1 and 12.2, neither Party will have any remedy in court with respect to a [***] Exception-Related Dispute except those sought in aid of arbitration (e.g., an order compelling arbitration) In the event of a [***] Exception-Related Dispute (a) the provisions of Sections 12.1.1 and 12.1.2 will not apply; (b) the [***] Exception-Related Dispute will immediately be escalated to an officer of each Party and they will have 15 days from the date of escalation to attempt to resolve the dispute, acting in good faith; and (c) if the [***] Exception-Related Dispute is not resolved within such time period, either Party thereafter may invoke the arbitration remedies permitted under Section 12. If such an arbitration finds that either Party owes any amount to the other Party with respect to a [***] Exception-Related Dispute, the arbitrator(s) will award (in place of, and not in addition to, the interest at commercial rates referenced in Section 12.2.4(b)) pre- and post-award interest at the then-current U.S. prime rate (as published by the Wall Street Journal) plus [***] per year with respect to any amounts determined by such arbitration to be overdue in payment by one Party to the other Party.

4.3.5           If either Party does not pay all amounts due to the other Party under an interim or final arbitral award within ten (10) days of such award being issued in writing in connection with a Dispute, then notwithstanding anything to the contrary in Section 12 of the Agreement or this Section 4.3, the Party to whom such amounts are owed may pursue enforcement of such award in any court of competent jurisdiction.”

4.      Termination. Section 15.3 of the Agreement is deleted in its entirety and all references thereto in the Agreement are stricken.

5.      Exhibit G and Exhibit D. Exhibit G is deleted in its entirety. The title of Exhibit D is deleted in its entirety and replaced with the following: “                [***]                In addition, the title of the first table in Exhibit D is deleted and replaced with the following: [***]

EXECUTION VERSION

6.             Mutual Release.

6.1         By Conduit. Conduit, on behalf of itself and each of its officers, directors, employees, and Affiliates (the “Conduit Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges Microsoft and each and all of its former or present directors, officers, agents, consultants, shareholders, investors, supervisors, employees, representatives, attorneys, and their successors and assigns and all persons acting by, through, under, or in concert with any of them (the “Microsoft Released Parties”) from any and all charges, demands, complaints, claims, proceedings, causes of action, orders, obligations, contracts, agreements, promises, debts, liabilities, controversies, losses, damages, costs and expenses (including attorneys’ fees and costs actually incurred) of any kind or nature, whatsoever, fixed or contingent, whether known or unknown, suspected or unsuspected, both at law and in equity, which Conduit or its Affiliates now has, has ever had, or may hereafter have against the Microsoft Released Parties or any of them relating to or arising from or in connection with the Agreement (including the negotiation and formation of the Agreement) prior to the Amendment Effective Date (the “Conduit Claims”). Conduit, on behalf of itself and each of the Conduit Releasing Parties, covenants and agrees never to commence, prosecute, or cause, permit, or advise to be commenced or prosecuted on behalf of Conduit or any of the Conduit Releasing Parties, any action, suit or proceeding based upon any Conduit Claim, and Conduit shall procure that the other Conduit Releasing Parties shall comply with the terms of this Section 6.1 as if they were a party to it.

6.2         By Microsoft. Microsoft, on behalf of itself and each of its officers, directors, employees, and Affiliates (the “Microsoft Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges Conduit and each and all of its former or present directors, officers, agents, consultants, shareholders, investors, supervisors, employees, representatives, attorneys, and their successors and assigns and all persons acting by, through, under, or in concert with any of them (the “Conduit Released Parties”) from any and all charges, demands, complaints, claims, proceedings, causes of action, orders, obligations, contracts, agreements, promises, debts, liabilities, controversies, losses, damages, costs and expenses (including attorneys’ fees and costs actually incurred) of any kind or nature, whatsoever, fixed or contingent, whether known or unknown, suspected or unsuspected, both at law and in equity, which Microsoft or its Affiliates now has, has ever had, or may hereafter have against the Conduit Released Parties or any of them relating to or arising from or in connection with the Agreement (including the negotiation and formation of the Agreement) prior to the Amendment Effective Date (the “Microsoft Claims”). Microsoft, on behalf of itself and each of the Microsoft Releasing Parties, covenants and agrees never to commence, prosecute, or cause, permit, or advise to be commenced or prosecuted on behalf of Microsoft or any of the Microsoft Releasing Parties, any action, suit or proceeding based upon any Microsoft Claim, and Microsoft shall procure that the other Microsoft Releasing Parties shall comply with the terms of this Section 6.2 as if they were a party to it.

6.3         Waiver. Each Party has been advised of the existence of Section 1542 of the California Civil Code which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known to him or her must have materially affected his or her settlement with the debtor.

Each Party hereby irrevocably waives and relinquishes all rights and benefits which it has or may have under California Civil Code, Section 1542, as well as any other Law, as it pertains to the general releases above, and acknowledges and agrees that this waiver is an essential and material term of this Amendment, and that without such waiver this Amendment would not have been entered into. Each Party represents to the other Party that it has received the advice of its legal counsel and understands and acknowledges the significance and consequence of this waiver of Section 1542.

6.4         Intended Beneficiaries. Each of the Microsoft Released Parties and the Conduit Released Parties are intended third-party beneficiaries of this Section 6 and shall be entitled to enforce the releases directly against the releasing Party and each of its Affiliates.

EXECUTION VERSION

7.           Representations and Warranties. Each of the Parties hereto represents, warrants and covenants to the other as of the Amendment Effective Date that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) it has the corporate power and authority to enter into this Amendment and the transactions contemplated hereby, the execution, delivery and performance of this Amendment and the transactions contemplated hereby, have been duly authorized by all necessary corporate action by such Party; (c) it has thoroughly analyzed the provisions of this Amendment and their implications, has received and relied solely upon the advice of its legal counsel and experts (and not upon any information provided by the other Party) and understands and acknowledges the significance and consequences of this Amendment; and (d) it has not transferred any of the claims identified in Section 6.1 and Section 6.2, as applicable, to any other party.

8.           Miscellaneous. This Amendment will be governed and construed, to the extent applicable, in accordance with the laws of the State of New York, without regard to its conflict of law principles. Sections 3.1 and 3.3 of this Amendment (with respect to any unpaid amounts), and Sections 6, 7 and 8 of this Amendment shall survive the expiration or termination of the Agreement. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Amendment may be amended or modified only by a written agreement that (a) refers to this Amendment; and (b) is executed by an authorized representative of each Party. This Amendment shall be binding on the parties hereto and their respective personal and legal representatives, successors, and permitted assigns. Except as expressly set forth herein, the Agreement remains in full force and effect and this Amendment shall not be construed to alter, amend or change any of the other terms or conditions set forth in the Agreement. To the extent of any conflict between this Amendment and any provisions of the Agreement, this Amendment shall control with respect to the subject matter hereof.

[Signature page to follow]

THIS EXHIBIT WAS OMITTED AND FILED SEPARATELY
WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT
OF 1934; [***] DENOTES OMISSIONS.

Exhibit J
[***]

EXECUTION VERSION

          IN WITNESS WHEREOF, the Parties by their duly authorized representatives have executed this Amendment as of the Amendment Effective Date.

CONDUIT LTD.		MICROSOFT ONLINE, INC.
By:		By:
Name:	DROR EREZ	Name:
Title:	LTO	Title:

By:
Name:	Ronen Shilo
Title:	CEO

[Signature Page to
Amendment]